UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
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Equinix, Inc.

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EQUINIX 2024 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc., a Delaware corporation (“Equinix”). This year’s meeting will be held exclusively online; we are not holding an in-person meeting. The Annual Meeting will be held on Thursday, May 23, 2024, at 9:00 a.m. PDT, and login will begin at 8:45 a.m. PDT. We believe in meaningfully engaging with our stockholders and hope this virtual meeting will maximize participation. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting:
www.virtualshareholdermeeting.com/EQIX2024
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to the “Voting Information and Attending the Meeting” section of the proxy statement for more details about attending the Annual Meeting online. Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
Formal rules of conduct and technical support will be available during the virtual Annual Meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
At the Annual Meeting, the following proposals will be considered and voted on, in addition to such other business as may properly come before the meeting or any adjournments or postponements thereof:

TO BE HELD Thursday, May 23, 2024 9:00 a.m. PDT

VIRTUAL MEETING www.virtualshareholder meeting.com/EQIX2024

ATTENDANCE Whether or not you plan to attend the Annual Meeting, please vote promptly, following the instructions contained in the materials you received.

ITEMS OF BUSINESS

PROPOSAL						BOARD’S RECOMMENDATION	SEE PAGE

1	Election of directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified:					FOR each nominee	7
	Nanci Caldwell Adaire Fox-Martin	Gary Hromadko Charles Meyers	Thomas Olinger Christopher Paisley	Jeetu Patel Sandra Rivera	Fidelma Russo Peter Van Camp

2	Approval, by a non binding advisory vote, of the compensation of our named executive officers					FOR	36
3	Approval of the Amendment of the Equinix, Inc. 2004 Employee Stock Purchase Plan (the “Plan”), including to eliminate the Plan termination date					FOR	37
4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2024					FOR	85

EQUINIX 2024 PROXY STATEMENT

The foregoing items of business are more fully described in the attached proxy statement.
Only stockholders of record at the close of business on Mar. 26, 2024, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
BY ORDER OF THE BOARD OF DIRECTORS, Peter Van Camp Executive Chairman Redwood City, California Apr. 12, 2024

Whether or not you plan to attend the virtual meeting, please vote as soon as possible.

You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by attending the Annual Meeting webcast.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 23, 2024. The proxy statement and annual report to stockholders on Form 10-K are available at: https://investor.equinix.com/news-events/annual-meeting-of-stockholders

VOLUNTARY E-DELIVERY OF PROXY MATERIALS

We encourage our stockholders to enroll in electronic delivery of proxy materials.
Electronic delivery offers immediate and convenient access to proxy statements, annual reports and other investor documents. It also helps us preserve the environment and reduce printing and shipping costs.

Visit proxyvote.com to vote your shares and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

PROXY STATEMENT

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 1

Proxy Summary

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held on May 23, 2024, and at any adjournments or postponements of such meeting. These proxy materials were first sent on or about April 22, 2024, to stockholders entitled to vote at the Annual Meeting. This summary highlights some of the topics discussed in this proxy statement. It does not cover all the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.
General information

WHEN Thursday, May 23, 2024 9:00 a.m. PDT	VIRTUAL LOCATION Visit: www.virtualshareholdermeeting.com/ EQIX2024	RECORD DATE Mar. 26, 2024

CORPORATE INFORMATION		EQUINIX WEBSITES
Stock Symbol EQIX	Registrar & Transfer Agent Computershare
CORPORATE WEBSITE
Equinix.com
INVESTOR RELATIONS
investor.equinix.com
2024 ANNUAL MEETING
MATERIALS
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
PUBLIC POLICY
ACTIVITIES
https://investor.equinix.com/board-governance/public-policy-activities

Stock Exchange NASDAQ	State of Incorporation Delaware

Common Stock Outstanding As of Mar. 26, 2024 94,904,205 shares	Year of Incorporation 1998

Public Company Since 2000

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 2
Voting
Have your proxy card or voting instruction form in hand when voting by telephone or online. When voting, you will need to enter the unique 16-digit voter control number imprinted on the card or instruction form.

	REGISTERED HOLDERS (shares are registered in your own name)	BENEFICIAL OWNERS (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)

BY MOBILE DEVICE	Scan the QR code provided on your proxy card	Scan the QR code if one is provided by your broker, bank or other nominee

BY INTERNET	Vote your shares online 24/7 at proxyvote.com	Vote your shares online 24/7 if a website is provided by your broker, bank or other nominee

BY TELEPHONE	Call toll-free 24/7 in the U.S., U.S. territories and Canada 1-800-690-6903	Call the toll-free number provided on your voting information form 24/7

BY MAIL	Complete, date, sign and return your proxy card in the postage-paid envelope	Complete, date, sign and return your voting information form

Items to be voted on and our Board’s recommendation

PROPOSAL		BOARD’S RECOMMENDATION	SEE PAGE

1	DIRECTORS: Election of directors	FOR each nominee	7
2	COMPENSATION: Advisory vote to approve named executive officer compensation	FOR	36
3	PLAN AMENDMENT: Vote to approve the Amendment of the Equinix, Inc. 2004 Employee Stock Purchase Plan (the “Plan”), including to eliminate the Plan termination date	FOR	37
4	AUDIT: Ratification of independent registered public accountants	FOR	85

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 3
Governance
Our Board of Director Nominees: 10

NANCI CALDWELL, AGE 66 (Independent Director)	CHRISTOPHER PAISLEY, AGE 71 (Lead Independent Director)

Since: 2015 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation	Since: 2007 COMMITTEES: •Audit •Finance •Nominating and Governance •Real Estate

ADAIRE FOX-MARTIN*, AGE 59 (Director)	JEETU PATEL, AGE 52 (Independent Director)

Since: 2020	Since: 2022 COMMITTEE: •Talent, Culture and Compensation

GARY HROMADKO, AGE 71 (Independent Director)	SANDRA RIVERA, AGE 59 (Independent Director)

Since: 2003 COMMITTEES: •Finance •Nominating and Governance •Real Estate	Since: 2019 COMMITTEES: •Talent, Culture and Compensation •Stock Award

CHARLES MEYERS*, AGE 58(Chief (Chief Executive Officer and President)	FIDELMA RUSSO, AGE 60 (Independent Director)

Since: 2018 COMMITTEE: •Stock Award	Since: 2022 COMMITTEE: •Audit

THOMAS OLINGER, AGE 57 (Independent Director)	PETER VAN CAMP*, AGE 68 (Executive Chairman)

Since: 2023 COMMITTEES: •Audit •Finance •Real Estate	Since: 2000

*See “Proposal 1 - Election of directors” elsewhere in this proxy statement for information about a planned succession process after which time Ms. Fox-Martin shall be our chief executive officer and president, in addition to a Board member; Mr. Meyers shall be our executive chairman of the Board; and Mr. Van Camp shall transition to a special advisor to the Board. At this time, Ms. Fox-Martin is no longer considered to be an independent director.

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 4
Diversity and Engagement

Board Nominees Who are Female	Board Nominees Self-identifying as Racially/Ethnically Diverse	Average Attendance at Board and Committee Meetings

9.02 YEARS Average Tenure of Board Nominees as of Annual Meeting date •3 new members added in past 2 years •3 out of 4 newest members self-identify as female and/or racially/ethnically diverse	8 Board Meetings in 2023 91% Average Attendance at Board and Committee Meetings	Board Committees •Audit •Finance •Nominating and Governance •Real Estate •Stock Award •Talent, Culture and Compensation	2023 Meetings 9 4 5 8 0 4

Corporate Governance Best Practices

1 YEAR Director Term	Majority Director Election Standard	No Supermajority Voting Requirements	No Stockholder Rights Plan

Stockholders Right to Call Special Meetings	Stockholders Right to Act by Written Consent	Stockholders Proxy Access Rights	Corporate Governance Materials

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 5
Corporate Responsibility

$4.9B	$1.9M	Executive Incentive

Renewable Energy Coverage Achieved in 2023	of Issued Green Bond Net Proceeds Fully Allocated Toward Eligible Green Projects	in Employee Donations, Corporate Matching and Community-based Donations	Short-term Incentive Performance Metrics for VP-level and Above Tied to Our Environmental and Social Progress

100%

Clean and Renewable Energy Usage Target by 2030	Nominating and Governance Committee Oversight of Environmental, Social and Governance (“ESG”) Initiatives	CEO Focus on Diversity, Inclusion and Belonging Initiatives	Nominating and Governance Committee Oversight of Cybersecurity Program 1x per Quarter; Full Board Oversight at Least 1x per Year

Performance and compensation highlights
Compensation Best Practices and Highlights

206:1

Percentage of 2023 Executive Incentive Compensation Performance Based: 100% of Annual and 60% of Long Term	ESG Metrics Used for 2023 Incentive Compensation	Limited Tax Gross-Ups on Compensation	Stock Ownership Guidelines	Policy Prohibiting Hedging	Recoupment Policy	CEO Pay Ratio for 2023

EQUINIX 2024 PROXY STATEMENT	Proxy Summary / 6
Company Performance Underlying Incentive Awards

REVENUES (in millions)	AFFO(1)/Share	STOCK PRICE PERFORMANCE(2)
+13%	+9%	+20.41%

$1,000.00
$800.00
$600.00
$400.00
$200.00
$0.00
703.28
$846.85
Reinvested Dividends
$44.11
12/3123 Stock Price
$802.74
2021
2023

(1)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(2)Stock price performance from Jan. 1, 2021, to Dec. 31, 2023, including reinvested dividends of $44.11. Calculated using the 30-day trading average for EQIX on January 1, 2021, and December 31, 2023, the start and end of the performance period.

2023 Executive Compensation Mix(1)(2)(3)(4)

Chief Executive Officer	Average - Named Executive Officers

Cash
12%
Base
Salary
5%
Annual
Incentives
7%
Performance
Based
60%
PSUs
53%
RSUs
35%
Equity 88%
At-Risk 95%

Cash
15%
Base Salary
7%
Annual Incentives
7%
Performance Based
58%
PSUs
51%
RSUs
34%
Equity 85%
At-Risk 93%

(1)Average - Named Executive Officers chart excludes Mr. Meyers.
(2)Percentages may not sum to 100% due to rounding.
(3)Reflects the market value of the RSU and PSU awards on the grant date of Feb. 14, 2023, and target values with respect to the 2023 annual incentive plan and the performance based RSU awards.
(4)Annual incentives were paid in immediately vested RSUs in 2023.

EQUINIX 2024 PROXY STATEMENT	Governance / 7

Governance

Proposal 1 — Election of directors
All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 10 persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each of our director nominees currently serves on the Board and all were elected to a one-year term at the 2023 annual stockholders’ meeting.
Each person nominated for election has agreed to serve if elected and, except with respect to the planned succession process described below, our Board has no reason to believe that any nominee will be unable to serve.
The 10 directors who are being nominated for election by the holders of common stock to the Board; their ages as of Mar. 26, 2024; their positions and offices held with Equinix; and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director of Equinix.
On March 7, 2024, as part of a planned succession process, the Board approved the appointment of Ms. Fox-Martin, a current member of the Board, as our new chief executive officer and president. The appointment will be effective on a mutually agreed date that is expected to be later in our second fiscal quarter, but no later than June 17, 2024 (the applicable start date, the “Transition Date”). Ms. Fox-Martin will continue to serve on our Board but shall no longer be considered independent.
Ms. Fox-Martin will succeed Mr. Meyers, who announced that he plans to retire as chief executive officer and president effective on the Transition Date. Mr. Meyers will continue with Equinix in the role of executive chairman, where he will continue in his service on the Board in addition to performing other advisory and transition services.
As part of this succession process, effective on the Transition Date, Mr. Van Camp, our current executive chairman, will resign from that position and from his service as a Board member, and will no longer be a voting member of the Board. However, he will continue to provide advisory consulting services as special advisor to the Board. Mr. Van Camp is standing for re-election to the Board in order to provide continuity in the executive chairman role through the Transition Date when Mr. Meyers will assume the role.

The Board recommends that you vote “FOR” the election of each of the following nominees.

EQUINIX 2024 PROXY STATEMENT	Governance / 8

NANCI CALDWELL	Independent Director / Since December 2015

AGE: 66 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation
CURRENT ROLE
•Corporate director (since 2005)
PRIOR BUSINESS EXPERIENCE
•Executive vice president and chief marketing officer, PeopleSoft (2001−2004)
•Various senior and executive sales and marketing roles in Canada and the U.S., Hewlett-Packard (1982−2001)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•CIBC
•Procore Technologies, Inc.
PAST PUBLIC COMPANY BOARDS
•Talend
•Tibco Software
•Deltek
•Donnelley Financial Solutions
•Citrix Systems

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Deep “go-to-market” experience gained over decades of senior and executive enterprise sales and marketing roles at Hewlett-Packard and PeopleSoft, bringing insight to our strategy as we continue to target the enterprise customer and leverage our channel partner program
•Global experience as an executive at multinational corporations
•Experience with public company M&A
•Risk management experience from prior operating roles as well as oversight expertise from experience gained across multiple boards and governance committees
•Significant public company board experience across numerous boards

ADAIRE FOX-MARTIN	Director / Since January 2020

AGE: 59
CURRENT ROLE
•President, Google Cloud Go-to-Market (since 2023) and Head of Google Ireland (since 2021)(1)
PRIOR BUSINESS EXPERIENCE
•EMEA Cloud President, Google Cloud International (2021-2022)
•Various roles, SAP (2008−Jul. 2021), including executive board member, global customer operations, president, chief operating officer, SVP industry business solutions, and vice president public sector
•Various management roles, Oracle Corporation (1989−2007), the most recent being vice president government education and healthcare
PAST PUBLIC COMPANY BOARDS
•SAP SE

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Extensive experience in the information technology sector, bringing relevant technology expertise to the Board as we evolve our platform
•Experience in cloud relevant to the Board as Equinix evolves our business model and strategy to meet the needs of our customers in a cloud-first world
•Global experience as an executive at multinational corporations, and experience and perspective gained from living and working in both the Asia-Pacific and EMEA regions
•“Go-to-market” experience in serving the enterprise customer, a key segment of our current strategy, as an experienced sales leader
•Advocacy of social entrepreneurship and workplace inclusivity and fulfillment as founder of SAP One Billion Lives Ventures, relevant to our own ESG initiatives

(1)See “Proposal 1 - Election of directors” elsewhere in this proxy statement for information about a planned succession process, after which time Ms. Fox-Martin shall be our chief executive officer and president, in addition to a Board member. At this time, Ms. Fox-Martin is no longer considered to be an independent director.

EQUINIX 2024 PROXY STATEMENT	Governance / 9

GARY HROMADKO	Independent Director / Since June 2003

AGE: 71 COMMITTEES: •Finance •Nominating and Governance •Real Estate	CURRENT ROLE •Private investor PRIOR BUSINESS EXPERIENCE •Venture partner, Crosslink Capital, a venture capital firm (2002−2017) PAST PUBLIC COMPANY BOARDS •Carbonite
SKILLS & EXPERTISE
•Experience in the field of digital infrastructure services
•Deep understanding of current technologies and trends, and implications for our strategic plans and positioning, through experience as an investor in the networking, cloud and infrastructure service sectors
•Extensive capital markets and corporate finance experience, providing valuable insight to fundraising activities and to decisions regarding investments and allocation of capital
•Public company board experience across numerous boards and valuable institutional knowledge and perspective gained from long tenure on the Equinix Board

CHARLES MEYERS	Director / Since September 2018

AGE: 58 COMMITTEE: •Stock Award
CURRENT ROLE
•Chief executive officer and president, Equinix (since 2018)(1)
PRIOR BUSINESS EXPERIENCE
•President, strategy, services and innovation, Equinix (2017-2018)
•Chief operating officer, Equinix (2013-2017)
•President, Equinix Americas (2010-2013)
•Various positions, including group president of messaging and mobile media, and product group executive for the security and communications portfolio, VeriSign, an Internet security company now part of Symantec (2006-2010)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Fastly

SKILLS & EXPERTISE
•Executive leadership skills gained as Equinix’s current CEO, and through various prior leadership roles at Equinix and other technology companies
•Deep experience in the field of digital infrastructure services as well as in the technology and trends shaping Equinix’s current and future strategy
•Global experience as an executive at multinational corporations
•“Go-to-market” experience as an experienced sales leader
•Experience with public company M&A, including multiple transactions while at Equinix
•As Equinix’s CEO, responsible for setting and driving all aspects of ESG strategy, including award-winning sustainability initiatives and prioritization of DIB as a strategic priority; member of CEO Action for Diversity & Inclusion

(1)See “Proposal 1 - Election of directors” elsewhere in this proxy statement for information about a planned succession process, after which time Mr. Meyers shall be our executive chairman of the Board.

EQUINIX 2024 PROXY STATEMENT	Governance / 10

THOMAS OLINGER	Independent Director / Since January 2023

AGE: 57 COMMITTEES: •Audit •Finance •Real Estate
CURRENT ROLE
•Corporate director (since 2011)
PRIOR BUSINESS EXPERIENCE
•Chief financial officer, Prologis (2012−2022)
•Chief integration officer, Prologis (2011-2012)
•Chief financial officer, AMB (2007-2011) now a part of Prologis
•Vice president, corporate controller, Oracle (2002-2007)
•Audit partner, Arthur Anderson & Co. (1988-2002)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•American Assets Trust

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at public companies, including as chief financial officer of Prologis
•Global experience as an executive at a multinational corporation
•Extensive capital markets and corporate finance experience providing valuable insight to decisions regarding investments and allocation of capital
•Extensive experience with REITs and real estate development, including as a chief financial officer at a REIT, which provides valuable insight to discussions of Equinix’s continued expansion and management of our growing real estate portfolio
•Experience with public company M&A
•ESG experience through the oversight of financial and tax structuring efforts related to environmental sustainability transactions, and through the issuance and sale of green bonds, while chief financial officer of Prologis
•Extensive finance and accounting expertise as a former chief financial officer, controller and audit partner, and as a current Audit Committee Chair
•Risk management experience from prior operating roles
•Public company board experience, including on another publicly listed REIT

CHRISTOPHER PAISLEY	Independent Director / Since July 2007 (and Lead Independent Director since February 2012)

AGE: 71 COMMITTEES: •Audit •Finance •Nominating and Governance •Real Estate
CURRENT ROLE
•Dean’s executive professor of accounting, Leavey School of Business at Santa Clara University (since 2001)
PRIOR BUSINESS EXPERIENCE
•Chief financial officer, Enterprise 4.0 Technology Acquisition Corporation (2021−2023)
•Senior vice president of finance and chief financial officer, 3Com (1985−2000)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Ambarella
•Fastly
PAST PUBLIC COMPANY BOARDS
•Enterprise 4.0 Technology Acquisition Corporation
•Fitbit
•Fortinet

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at multiple companies, including as chief financial officer of 3Com
•Global experience as an executive at a multinational corporation
•Extensive capital markets experience
•Extensive experience with public company M&A, including as an operating executive and as a board member
•Extensive finance and accounting expertise as a former chief financial officer, as a current professor of accounting, and as an audit committee chair for numerous boards
•Risk management experience from prior operating roles as well as from experience across multiple boards
•Public company board experience across numerous boards and valuable institutional knowledge and perspective gained from long tenure on the Equinix Board

EQUINIX 2024 PROXY STATEMENT	Governance / 11

JEETU PATEL	Independent Director / Since June 2022

AGE: 52 COMMITTEE: •Talent, Culture and Compensation
CURRENT ROLE
•Executive vice president and general manager of security and collaboration, Cisco (since 2021)
PRIOR BUSINESS EXPERIENCE
•Senior vice president and general manager of security and collaboration, Cisco (2020-2021)
•Chief product officer and chief strategy officer, Box (2017-2020)
•Senior vice president of platform and chief strategy officer, Box (2015-2017)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•JLL

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Extensive experience in the technology sector, including SaaS application experience and operating experience managing SaaS, bringing relevant technology expertise to the Board as we execute against our digital transformation strategy
•Experience in building both digital products through modern software development practices, and platform products with an emphasis on the developer persona, highly relevant to Equinix as we evolve our offerings and our platform to meet the needs of our customers
•Global experience as an executive at multinational corporations
•Extensive “go to market” experience including in (i) incubating and scaling non-core products via a core distribution model, (ii) Modern Marketing, and (iii) selling into IT, Security, Developer and Line of Business buying centers
•Public company board experience across multiple boards

SANDRA RIVERA	Independent Director / Since October 2019

AGE: 59 COMMITTEES: •Stock Award •Talent, Culture and Compensation
CURRENT ROLE
•Chief executive officer, Altera, an Intel Corporation (since 2024)
PRIOR BUSINESS EXPERIENCE
•Various roles, Intel Corporation (2000-2023), including leading the network platforms group, chief people officer and most recently as executive vice president and general manager of Data Center and AI Group
•General manager of CTI division, Catalyst Telecom (1998-2000)
•Co founder and president, The CTI Authority (1996-1998)

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at multiple companies, including Intel
•Extensive experience in the technology sector, including network infrastructure, 5G, data center, AI and cloud, bringing relevant technology expertise to the Board as Equinix executes against our platform strategy
•Global experience as an executive at a multinational corporation
•"Go-to-market" experience as an experienced sales and business development leader
•Experience with public company M&A, including through numerous transactions while at Intel
•Human capital and ESG experience, most recently gained as chief people officer of Intel, bringing insight to the Talent, Culture and Compensation Committee’s oversight of compensation plans and programs, and to Equinix’s diversity, inclusion and belonging initiatives
•Public company board experience

EQUINIX 2024 PROXY STATEMENT	Governance / 12

FIDELMA RUSSO	Independent Director / Since June 2022

AGE: 60 COMMITTEE: •Audit
CURRENT ROLE
•Executive vice president and general manager of Hybrid Cloud (since 2023) and chief technology officer (since 2021), Hewlett Packard Enterprise (HPE)
PRIOR BUSINESS EXPERIENCE
•Senior vice president and general manager of the Cloud Services business unit, VMware (2020-2021)
•Various senior leadership roles, Iron Mountain, Inc. (2017-2020), including chief technology officer and executive vice president
PAST PUBLIC COMPANY BOARDS
•SBA Communications

SKILLS & EXPERTISE
•Executive leadership skills gained as an operating executive at major public companies
•Extensive technology experience spanning servers, storage, networking, cloud services, backup, machine learning and analytics, global IT business services and infrastructure, relevant to Equinix’s digital transformation initiatives
•Perspective of an Equinix customer, with a deep understanding of current technology trends, providing valuable input to our platform and product strategies
•Global experience as an executive at multinational corporations
•Human capital experience from leading large and diverse teams
•Extensive experience bringing technology products to market
•Experience with REITs as a board member of another publicly traded REIT
•Public company board experience

PETER VAN CAMP	Director / Since May 2000

AGE: 68
CURRENT ROLE
•Executive chairman, Equinix (since 2007)(1)
PRIOR BUSINESS EXPERIENCE
•Interim chief executive officer and president, Equinix (Jan. 2018 - Sept. 2018)
•Chief executive officer, Equinix (2000-2007)
•President, Equinix (2006-2007)
•President, UUNET, the internet division of MCI (formerly known as WorldCom) (1997-2000)
 PAST PUBLIC COMPANY BOARDS
•Silver Spring Networks

SKILLS & EXPERTISE
•Executive leadership skills gained as Equinix’s CEO, and through various prior leadership roles
•Deep experience in the field of digital infrastructure services
•Global experience as an executive at multinational corporations
•“Go-to-market” experience as an experienced sales leader
•Experience with public company M&A, including 29 closed transactions at Equinix
•Deep understanding of all aspects of ESG at Equinix
•Public company board experience across numerous boards and valuable institutional knowledge and perspective gained from long tenure on the Equinix Board as Executive Chair, and as years served as Equinix’s CEO

(1)See “Proposal 1 - Election of directors” elsewhere in this proxy statement for information about a planned succession process, after which time Mr. Van Camp shall transition to a special advisor to the Board.

EQUINIX 2024 PROXY STATEMENT	Governance / 13
Board composition
DIRECTOR SKILLS AND EXPERIENCE
Equinix is the world’s digital infrastructure company™. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage.
Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa (“EMEA”) regions; interconnection solutions; digital offerings; unique business and digital ecosystems; and expert consulting and support. We are investing in key strategic priorities to extend our competitive advantage, including investing in our people, evolving our platform and service portfolio, expanding our go-to-market engine, and simplifying and scaling our business. Our business is capital intensive, and frequent access to the capital markets has been a key element of our growth strategy. In addition, we have elected to operate as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Qualification for taxation as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) to our operations and meeting recurring dividend obligations. And as innovation accelerates, so does the demand for resources to fuel our evolving digital world. We take seriously our responsibility to build sustainability into our business, and we actively work to face the world’s most important environmental challenges. We look to our Board to help us meet this moment.
In evaluating potential nominees for Board membership, the Board’s Nominating and Governance Committee considers qualification criteria such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, and educational background and experience. The Nominating and Governance Committee also understands the importance and value of diversity on the Board. Both the Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the “Corporate Governance Guidelines”) and the Nominating and Governance Committee Charter require the Nominating and Governance Committee to ensure qualified women and individuals from historically under-represented groups are included in the pool from which the Board nominees are chosen.
Finally, the Nominating and Governance Committee also considers the skills and experience of potential Board members in order to meet the current and anticipated needs of the Board and of Equinix as a whole.
Listed below are the skills and experience that we currently consider most valuable for our Board:
1. Executive Leadership
Directors with operating experience at large-scale and complex businesses bring valuable perspective and insights to our Board and offer guidance to Equinix’s leadership, as Equinix continues to expand in size and in reach, and as we evolve our strategy.
2. Digital Infrastructure Services
Equinix is a global digital infrastructure company. Board members experienced in this area bring the knowledge needed to understand our core offerings, along with our market opportunity, and provide input on our strategic vision in a developing and changing environment.
3. Relevant Technology Depth and Customer Perspective
As we innovate and evolve our existing products and develop new products and services for our platform, having relevant technology experience and an understanding of technologies impacting modern IT architectures on the Board provides valuable insight to management as Equinix executes against its platform strategy. In addition, as Equinix strives to “put the customer at the center of everything we do,” it is valuable for our Board to recognize and appreciate the evolving needs of Equinix customers. Board members who are experienced practitioners in digital transformation and/or have acted as trusted advisers to customers on this journey, including relevant experience in cybersecurity and information security, bring additional valuable knowledge to the Board.
4. Cloud/Software Domain Expertise
Our business model has evolved to pursue a platform strategy and take advantage of the rise in cloud computing and the changing needs of our customers as they transition to a cloud-first world. As Equinix seeks to benefit from these trends, related experience on the Board can inform our strategy.

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5. Global Experience/Perspective
Equinix is a global company currently operating in 71 markets in 33 countries, and continuing to expand into new markets. The perspective that comes from living outside the U.S., or the on-the-ground operating experience one gains from running a global company, bring valuable business and cultural insights to the Board.
6. Human Capital
At Equinix, we recognize that attracting, developing and retaining talent at all levels is vital to continuing our success. We are striving to build a culture where every employee, every day, can say, “I’m safe, I belong, and I matter” and to develop our workforce to better reflect and represent the communities in which we operate. Our objective is to continue to make our culture a critical competitive advantage. Experience in managing people is thus a valuable asset on our Board.
7. Go-to-Market
Directors with deep “go-to-market” experience can provide expertise and guidance as we seek to grow revenues through our direct sales force and by leveraging our channel partner program. This oversight is also relevant to guide our brand building and marketing programs.
8. Capital Markets
Equinix’s capital needs for organic and inorganic expansion, alongside Equinix’s obligations as a dividend payer, lead Equinix to frequently access the debt and equity capital markets. This skill set on the Board provides valuable insight and perspective to these frequent financing transactions.
9. REITs/Real Estate Development
As Equinix has elected to be taxed as a REIT for U.S. federal income tax purposes, a Board member’s experience with operating within the REIT structure and maintaining REIT status brings valuable experience to inform the Board’s oversight in this area. In addition, Equinix is constantly evaluating opportunities to expand its extensive global real estate footprint and manage its portfolio. Experience in real estate development, expansion, acquisition and/or divestment, and in large-scale and long-term investments, offers valuable insight on our Board and provides key guidance to management.
10. M&A Experience
Equinix seeks opportunities for inorganic growth and has completed 29 acquisitions of complementary businesses since inception, including a number of cross-border transactions. A Board member with experience in M&A, including in evaluating proposed transactions and in post-acquisition integrations, provides valuable perspective and oversight as we seek to grow our business in existing and new markets.
11. ESG
ESG matters have taken on increasing importance to our customers, employees, investors and other key constituencies. Equinix is committed to protecting, connecting and powering a more sustainable digital world and greening our customers’ supply chains, and we are committed to best-in-class ESG practices including transparent measurement and reporting. A Board member’s experience in any aspect of ESG is extremely valuable to inform the Board’s oversight in this area and provide guidance to management.
12. Finance & Accounting
Experience in public accounting and preparation of financial statements is important to allow for effective understanding and oversight of Equinix’s financial reporting and its relationship with its auditors. Finance acumen and experience also add value to decisions regarding allocation of capital and investment strategies.
13. Risk Management
Experience in risk management, including in identifying, managing and mitigating enterprise risks, brings an important skill set to the Board to assist it in carrying out its oversight of operational, strategic, financial and regulatory risks, and to advise on engagement in any of these areas.
14. Public Company Board
Experience on multiple public company boards, or at least four years on our Board, offers valuable insight into board dynamics and operations, the interplay between the Board and the CEO and other senior leaders, the public company legal and regulatory landscape, effective oversight as a director, and Board best practices.

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Below we have provided information in matrix form concerning the particular skills and experience which we consider our nominees bring to the Board. The directors’ biographies also reflect these skills from their experiences and qualifications.

Skills & Experience	Nanci Caldwell	Adaire Fox-Martin	Gary Hromadko	Charles Meyers	Thomas Olinger	Chris Paisley	Jeetu Patel	Sandra Rivera	Fidelma Russo	Peter Van Camp

Executive Leadership	✓	✓		✓	✓	✓	✓	✓	✓	✓
Digital Infrastructure Services			✓	✓					✓	✓
Relevant Technology Depth and Customer Perspective		✓	✓	✓			✓	✓	✓
Cloud/Software Domain Experience		✓					✓	✓	✓
Global Experience/Perspective	✓	✓		✓	✓	✓	✓	✓	✓	✓
Human Capital								✓	✓
Go to Market	✓	✓		✓			✓	✓	✓	✓
Capital Markets			✓		✓	✓
REITs/Real Estate Development					✓				✓
M&A Experience	✓			✓	✓	✓		✓	✓	✓
ESG		✓		✓	✓			✓		✓
Finance & Accounting			✓		✓	✓
Risk Management	✓				✓	✓
Public Company Board	✓		✓		✓	✓	✓	✓	✓	✓

BOARD DIVERSITY, TENURE AND REFRESHMENT	40%	20%	9.02 Years

	Board Female	Board Ethnically Diverse	Average Tenure of Board Nominees •3 new members added in the last 2 years •3 of 4 newest members self-identify as female and/or ethnically diverse

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Our Board values and appreciates both the new ideas, perspectives and skills that newer directors bring to the Board, and the knowledge and experience gained over multiple years with Equinix that is brought to our Board by our longer tenured directors. The Board believes that a mix of tenures provides optimum oversight.
The Board also understands the importance and value of diversity on the Board. Both the Corporate Governance Guidelines and the Nominating and Governance Committee Charter require the Nominating and Governance Committee to ensure qualified women and individuals from historically under-represented groups are included in the pool from which the Board nominees are chosen.
Adding diversity to our Board has been a key priority in recent years, and three of our four most recently added directors have been female and/or racially/ethnically diverse. In early 2024, each member of the Board completed a self-identification survey with respect to diversity. If each director nominee is elected to the Board, our Board will include four women, and two of our Board members will be representatives of historically under-represented groups.
In addition, the Nominating and Governance Committee and the Board seek new Board members with experience relevant to our industry and current strategy. For example, in 2022, the additions of Mr. Patel and Ms. Russo were designed to add technological expertise to our Board, as we continue to evolve our platform strategy and product offerings, and in 2023, the addition of Mr. Olinger provided our Board with relevant REIT, real estate and financial expertise that were key skills needed on our Board. The skills matrix is a tool for the Nominating and Governance Committee to identify potential skill gaps and prioritize skill sets to consider adding to the Board.
While our Corporate Governance Guidelines do not limit the number of terms for which an individual may serve as a director, they do provide for, as an alternative to a term limit, a mandatory retirement age of 75. Our Board will continue to consider new Board members in light of all the factors above. The following table provides the self-identified diversity information of our Board nominees.

Board Diversity Matrix (As of April 12, 2024)
Total Number of Directors	10
	Female	Male	Nonbinary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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BOARD SIZE
Equinix’s Board currently consists of 10 directors. Equinix’s bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at 10.
Thus, there will be not be any vacant seats on Equinix’s Board following the Annual Meeting, until Mr. Van
Camp’s expected transition off of the Board later in our second fiscal quarter as part of our planned succession process described elsewhere in this proxy statement. Proxies cannot be voted for a greater number of nominees than are named.

MAJORITY VOTE STANDARD
Our bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Nominating and Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

DIRECTOR INDEPENDENCE
Seven of the Board’s 10 current members are independent as such term is defined under the rules of the SEC and the listing standards of The NASDAQ Stock Market (“NASDAQ”). The Board has determined that all the Equinix director nominees are independent under such standards, except for
Mr. Meyers, Equinix’s chief executive officer and president; Mr. Van Camp, Equinix’s executive chairman; and Ms. Fox-Martin, who is expected to assume the role of Equinix’s chief executive officer and president later in our second fiscal quarter as described elsewhere in this proxy statement.

NOMINATION OF DIRECTORS
The Nominating and Governance Committee of the Board operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. In addition to our Board candidates and incumbent nominees having the specific skills and experience identified above as valuable, the Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character, having business experience, and being over 21 years of age. Further, the Nominating and Governance Committee Charter requires the Nominating and Governance Committee to ensure qualified women and individuals from historically under-represented groups are included in the pool from which the Board nominees are chosen.
The Nominating and Governance Committee’s process for identifying and evaluating nominees is as follows. In the case of incumbent directors whose annual terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating and Governance Committee first determines whether the nominee must be independent for NASDAQ purposes,

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which determination is based upon the Corporate Governance Guidelines, the rules and regulations of the SEC, the rules of NASDAQ, and the advice of counsel, if necessary. The Nominating and Governance Committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board. The Nominating and Governance Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating and Governance Committee may do so in writing to the corporate secretary of Equinix and by providing the candidate’s name, biographical data and qualifications. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.
Our bylaws provide for proxy access for director nominations by stockholders (the “Proxy Access Bylaw”). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix’s outstanding common shares continuously for at least three years, may nominate and include in Equinix’s annual meeting proxy materials for director nominees, up to a total number not to exceed the greater of 20% of the directors then serving on the Board or two directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. A more detailed description of the functions of the Nominating and Governance Committee can be found in the Nominating and Governance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com.

Board operations
BOARD LEADERSHIP STRUCTURE
From 2000 to 2007, Mr. Van Camp served as both our chief executive officer and as chairman of the Board. In Apr. 2007, Mr. Van Camp stepped down as Equinix’s chief executive officer but remained on the Board as executive chairman.
In Jan. 2018, Mr. Van Camp was appointed our interim chief executive officer and president. In Sept. 2018, Mr. Meyers was unanimously elected chief executive officer and president by the Board, and Mr. Van Camp resigned from these interim roles. Mr. Van Camp continues to serve as our executive chairman. Our chief executive officer is responsible for the day-to-day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Van Camp, with his depth of experience and history with Equinix dating back to 2000, provides support and guidance to management and to Mr. Meyers as executive chairman. He also provides leadership to the Board and works with the Board to define its structure and activities needed to fulfill its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our chief executive officer is positioned as the leader of Equinix and is free to focus on day-to-day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Van Camp. We believe this structure is best for both Equinix and our stockholders.
In Feb. 2012, Mr. Paisley was designated by the Board as its lead independent director. In this role, Mr. Paisley’s duties may include presiding at all meetings of the Board at which the executive chairman is not present; calling and chairing all sessions of the independent directors; preparing the agenda and approving materials for meetings of the independent directors; briefing management directors about the results of deliberations among independent directors; consulting with the executive chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules; collaborating with the executive chairman and acting as liaison between the executive chairman and the independent directors; and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. With the exception of the Stock Award Committee, all

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committees consist entirely of independent directors. Our independent directors regularly hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually, at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.
As described elsewhere in this proxy statement, as part of a planned succession process, later in the second quarter of 2024, Ms. Fox-Martin shall become our chief executive officer and president, Mr. Meyers shall become our executive chairman, and Mr. Van Camp shall transition to a special advisor to the Board.

DIRECTOR ATTENDANCE
During the fiscal year ended Dec. 31, 2023, the Board held eight meetings, and our committees cumulatively held 30 meetings. For the fiscal year, each of the incumbent directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, that individual would separately discuss material items with Mr. Van Camp or Mr. Meyers.

BOARD COMMITTEES
The Board currently has six standing committees: the Audit Committee; the Finance Committee; the Nominating and Governance Committee; the Real Estate Committee; the Talent, Culture and Compensation Committee; and the Stock Award Committee. Special committees may also be formed from time to time.
The following table provides membership information for the incumbent directors for fiscal 2023 for such standing committees of the Board:

Committees
Director	Independent	Financial Expert	Audit	Finance	Nominating and Governance	Real Estate	Stock Award	Talent, Culture and Compensation

Nanci Caldwell	✓
Adaire Fox-Martin(1)	✓
Gary Hromadko(2)	✓
Charles Meyers
Thomas Olinger	✓
Christopher Paisley(3)	✓
Jeetu Patel(4)	✓
Sandra Rivera	✓
Fidelma Russo	✓
Peter Van Camp
Meetings in 2023	Board: 8		9	4	5	8	0	4

Chairperson	Committee Member	Executive Chairman	Lead Independent Director	Audit Committee Financial Expert

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(1)Ms. Fox-Martin served on the Nominating and Governance Committee until Mar. 2024. Ms. Fox-Martin is no longer considered to be an independent director in connection with her planned succession to the role of chief executive officer and president.
(2)Mr. Hromadko served on the Audit Committee until Dec. 2023. Mr. Hromadko joined the Nominating and Governance Committee in Mar. 2024.
(3)Mr. Paisley served on the Nominating and Governance Committee until Jan. 2023 and then rejoined the Nominating and Governance Committee in May 2023.
(4)Mr. Patel served on the Nominating and Governance Committee until May 2023.

A detailed description of the Audit Committee can be found in the section entitled, “Report of the Audit Committee of the Board of Directors,” elsewhere in this proxy statement, and the Audit Committee Charter is published in the board & governance section of Equinix’s website at Equinix.com. The members of the Audit Committee in 2023 were Mr. Hromadko, Irving Lyons, Mr. Olinger, Mr. Paisley and Ms. Russo.
Mr. Lyons stepped down as a member of the Audit Committee in Jan. 2023, and left the Board following the 2023 Annual Meeting. Mr. Hromadko stepped down as a member of the Audit Committee in Dec. 2023. Mr. Paisley is chairperson of the Audit Committee and both Mr. Paisley and Mr. Olinger are considered financial experts. During the fiscal year ended Dec. 31, 2023, the Audit Committee held nine meetings.
The Finance Committee was established to assist the Board in fulfilling its responsibilities across the principal areas of corporate finance for Equinix. The Finance Committee provides oversight and assistance to management in considering such matters as Equinix’s balance sheet, capital planning, cash flow, financing needs, use of hedges and Equinix’s credit ratings agency strategy and discussions with such agencies. The Board has also delegated to the Finance Committee oversight of specific financing transactions. A more detailed description of the functions of the Finance Committee can be found in the Finance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com. In 2023, the members of the Finance Committee were Mr. Hromadko, Mr. Lyons, Mr. Olinger and Mr. Paisley. Mr. Olinger joined the Finance Committee in Jan. 2023, in anticipation of Mr. Lyons’s departure from the Board and Finance Committee in May 2023. Mr. Hromadko is chairperson of the Finance Committee. During the fiscal year ended Dec. 31, 2023, the Finance Committee held four meetings.
The Nominating and Governance Committee was established to (i) identify individuals qualified to become members of the Board, and select the director nominees for the next annual meeting of stockholders, (ii) review and consider developments in corporate governance practices and to recommend to the Board effective corporate governance policies and procedures applicable to the company; (iii) review and consider developments related to the company’s Governance, Risk and Compliance program (the “GRC Program”) and to report to the Board on GRC Program activities and recommendations; (iv) regularly review the company’s cybersecurity risk exposure and mitigations to monitor and control such exposure; (v) receive periodic reports from the company’s chief compliance officer; (vi) oversee compliance with the company’s Code of Business Conduct; (vii) review and consider developments in corporate responsibility and report to the Board on activities and recommendations; (viii) provide oversight of the company’s public policy activities; and (ix) oversee the evaluation of the Board. A more detailed description of the functions of the Nominating and Governance Committee can be found in the Nominating and Governance Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Nominating and Governance Committee in 2023 were Ms. Caldwell, Ms. Fox-Martin, Mr. Paisley and Mr. Patel. Mr. Paisley served on the Nominating and Governance Committee until Jan. 2023 and then resumed his position on the Nominating and Governance Committee following Ron Guerrier’s departure from the Board in May of 2023. Following the 2023 Annual Meeting, Mr. Patel left the Nominating and Governance Committee in order to serve on the Talent, Culture and Compensation Committee. Ms. Caldwell is chairperson of the Nominating and Governance Committee. During the fiscal year ended Dec. 31, 2023, the Nominating and Governance Committee held five meetings.
The Real Estate Committee reviews and approves capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. Decisions are made considering a projected 10-year internal rate of return and within the context of a multiyear capital expenditure development pipeline and cash flow analysis provided by management to the Real Estate Committee. In approving and overseeing real estate capital expenditures, the Real Estate Committee also considers an overview of the project and the market, including the competition, strategy, current capacity and sales pipeline. In addition, the Real Estate

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Committee has the authority to analyze, negotiate and approve the purchase, sale, lease or sublease of real property and approve guarantees related to real property lease transactions. A more detailed description of the functions of the Real Estate Committee can be found in the Real Estate Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Real Estate Committee in 2023 were Mr. Hromadko, Mr. Lyons, Mr. Olinger and Mr. Paisley. Mr. Lyons left the Board and the Real Estate Committee following the 2023 Annual Meeting. Mr. Hromadko is chairperson of the Real Estate Committee. During the fiscal year ended Dec. 31, 2023, the Real Estate Committee held eight meetings.
The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals. In 2023, the members of the Stock Award Committee were Mr. Lyons, Ms. Rivera, and Mr. Meyers. Ms. Rivera joined the Stock Award Committee following Mr. Lyons’s departure from the Board in 2023. The Stock Award Committee typically does not hold meetings but acts by written consent.
The Talent, Culture and Compensation Committee provides oversight of human capital management at Equinix, including our strategies to attract, develop and retain talent at all levels; cultivate an engaged employee base; make our culture a competitive advantage; and promote workforce diversity, inclusion and belonging. The Talent, Culture and Compensation Committee also oversees succession planning for the CEO and select senior leaders. In addition, it oversees, reviews and administers all of Equinix’s compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers; approves the global guidelines for the compensation program for Equinix’s non-executive employees; and approves Equinix’s projected global equity usage. The Talent, Culture and Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at Equinix and considers recommendations from its consultant, Compensia, Inc. (“Compensia”), and from management regarding new compensation programs and changes to those already in existence. The Talent, Culture and Compensation Committee is also consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Talent, Culture and Compensation Committee can be found in the Talent, Culture and Compensation Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com and in the “Compensation Discussion and Analysis” section below. The members of the Talent, Culture and Compensation Committee in 2023 were Ms. Caldwell, Mr. Lyons, Mr. Patel and Ms. Rivera. Mr. Lyons was chairperson of the Talent, Culture and Compensation Committee until his departure from the Board following the 2023 Annual Meeting. Following the Annual Meeting and Mr. Lyons’s departure from the Board, Mr. Patel joined the Talent, Culture and Compensation Committee and Ms. Rivera became its chairperson. During the fiscal year ended Dec. 31, 2023, the Talent, Culture and Compensation Committee held four meetings.

BOARD RISK OVERSIGHT
Our Board’s oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix’s long-term organizational performance and to enhance stockholder value. The involvement of the full Board in setting Equinix’s business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. Our senior management attends the quarterly Board meetings, presents to the Board on strategic and other matters, and is available to address any questions or concerns raised about risk management-related issues, or any other matters. Board members also have ongoing and direct access to senior management between regularly scheduled Board meetings for any information requests or issues they would like to discuss. In addition, in Sept. 2023, the Board held a multiday strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. The Board typically holds a meeting annually focused solely on strategy, to set the stage for the planning and development of Equinix’s operating plan for the coming year. In connection with this annual strategy meeting, the Board receives a detailed briefing from Equinix’s Enterprise Risk Management Program (the “ERM Program”), described further below. Additionally, each year, the Board receives at least one briefing from management on cybersecurity.

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The foundation of risk oversight at Equinix is our Governance, Risk and Compliance Committee (“GRCC”), led by our chief compliance officer and overseen by the Nominating and Governance Committee. The GRCC is a global, cross-functional group currently made up of our most senior leaders, across functions such as legal, compliance and risk management. The GRCC considers enterprise and emerging risks via the ERM Program. Our ERM Program focuses on the identification, assessment, management, monitoring and reporting of key business risks. Risk identification involves periodic risk surveys and/or risk interviews with key business process owners and executives to identify key strategic, operational, financial, regulatory, compliance and external risks at the enterprise level. We completed a global risk assessment in 2023 to identify enterprise risks. In addition, the ERM Program includes an Emerging Risks Team of business leaders at Equinix, representing a majority of business functions, that meets monthly to identify fast-moving, potentially impactful risks. The GRCC prioritizes top enterprise and emerging risks for reporting to, and dialogue with, our executive staff at least quarterly, and from this discussion, risks are presented to the Nominating and Governance Committee to consider for further assessment and report-out to either a committee or the full Board as appropriate. The ERM Program works with those responsible for a given area of risk to gather, evaluate and prioritize risk information for this assessment process through use of an enterprise risk profile document. Top risks are evaluated through a detailed risk assessment, and the risks are reexamined periodically as needed.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Nominating and Governance Committee oversees Equinix’s GRCC, formally launched in 2013, as described above. In connection with this oversight, the Nominating and Governance Committee receives quarterly updates on key issues, such as top risks identified by the ERM Program, business continuity and disaster recovery planning, and regulatory compliance. In addition, the Nominating and Governance Committee receives a cybersecurity briefing at each quarterly meeting. The Nominating and Governance Committee evaluates the effectiveness of risk mitigation capabilities identified in these areas and monitors for emerging risks. The Nominating and Governance Committee also oversees our public policy activities and is responsible for oversight of our ESG initiatives, which is accomplished through quarterly updates and a comprehensive dashboard.
In addition, the Audit Committee’s charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix’s exposure to risk, including Equinix’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and the independent auditors. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.
In setting compensation, the Talent, Culture and Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. For more information, please read “Compensation policies and practices risk assessment.”
The Finance Committee manages risk by overseeing our capital management and capital structure. Additionally, the Finance Committee manages risk by oversight of our currency, interest rate and counterparty exposure.
Finally, the Real Estate Committee manages risk by overseeing and providing guidance on real estate expansion opportunities and the deployment of capital within the context of Equinix’s overall business and financial strategy and financial picture.
The Board believes that the risk management processes in place for Equinix are appropriate.

BOARD ONBOARDING PROGRAM
Equinix has an onboarding program, overseen by the Nominating and Governance Committee, to introduce new Board members to Equinix and the Board.
The program includes orientation sessions on the Board’s structure and processes, Equinix’s compliance environment, and the business.

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INVESTOR ENGAGEMENT
Equinix pursues engagement with stockholders throughout the year to best understand and address the issues that matter to our stockholders. In 2023, Equinix’s investor relations team met with numerous investors around the world by attending or hosting over 25 investor conferences, non-deal roadshows and investor group events. Certain investors also requested engagement meetings to discuss topics related to our corporate governance model, ESG issues or our executive compensation program. Additionally, Equinix’s investor relations team proactively reached out for meetings with our 30 largest stockholders, at that time representing over 65% of our outstanding shares, in the fourth quarter of 2023, to discuss these topics and solicit feedback in preparation for the Annual Meeting. In the meetings that resulted, topics discussed included: Equinix’s sustainability program, including our science-based targets and oversight of climate risks; our human capital strategies and diversity metrics; Board composition and refreshment; and matters related to Equinix’s compensation program. All meetings that resulted were attended by Mr. Van Camp. In addition, Mr. Paisley, as lead independent director, attended meetings as requested by stockholders. All feedback from these meetings was shared with additional Board members as appropriate to be considered in go-forward planning. We plan to conduct a similar outreach in 2024.
In addition, after our 2023 Annual Meeting of Stockholders, we conducted a targeted outreach to stockholders representing approximately 65% of our outstanding shares as part of an outreach effort led by the chair of our Talent, Culture and Compensation Committee to understand Say on Pay voting decisions. This outreach is discussed in greater detail below in “Compensation discussion and analysis.”
For information about how to contact our Board, please see the section below entitled “Stockholder communications with the Board of Directors.”

Other governance policies and practices
CORPORATE GOVERNANCE GUIDELINES
The Board follows its Corporate Governance Guidelines published on the board & governance section of Equinix’s website at Equinix.com. The Corporate Governance Guidelines reflect the Board’s dedication to monitoring the effectiveness of policy and decision-making at the Board level. In conjunction with the Nominating and Governance Committee, the Board will continue to monitor the effectiveness of the Corporate Governance Guidelines.
CODE OF ETHICS AND BUSINESS CONDUCT
The Board has adopted (1) a Code of Business Conduct that applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the board & governance section of Equinix’s website at investor.equinix.com/board-governance/governance-documents. In addition, an anonymous reporting hotline and website have been established to facilitate reporting of violations of financial and nonfinancial policies. Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior
Financial Officers, we may disclose such amendment or waiver on the board & governance section of Equinix’s website at Equinix.com.
STOCK OWNERSHIP GUIDELINES
In its Corporate Governance Guidelines, the Board has established a stock ownership requirement for Equinix’s non-employee directors to encourage them to have a significant financial stake in Equinix. The Corporate Governance Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix’s common stock, including exercised stock options, vested restricted stock units (“RSUs”) and deferred RSUs. Unvested RSUs do not count toward compliance. New non-employee directors have five years from the date of their election to the Board to comply. Compliance with this requirement is measured annually at the end of each fiscal year. All directors were in compliance with the stock ownership requirement as of Dec. 31, 2023.
Stock ownership guidelines for our chief executive officer and his executive staff have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary. Until Feb. 2024, the target ownership level for our chief executive officer was three times his annual

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salary; for all others, the target ownership level was one times their annual salary. In Feb. 2024, these guidelines were amended to establish target ownership levels for our chief executive officer and his direct reports of six times and three times, respectively. Newly hired or promoted executives have up to five years to obtain compliance. Compliance with this requirement is measured annually at the end of each fiscal year. All executives subject to the guidelines were in compliance as of Dec. 31, 2023.
POLICY PROHIBITING HEDGING
Equinix’s Securities Trading Policy prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts.
RECOUPMENT POLICY
We maintain a recoupment policy in compliance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ’s listing standard in response thereto. For additional information, see our Recoupment Policy, which is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on Feb. 16, 2024.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties may contact the Board by sending correspondence to the attention of Equinix’s corporate secretary, c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065. Any mail received by the corporate secretary, except improper commercial solicitations, will be forwarded to the members of Equinix’s Audit Committee for further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix’s annual stockholder meetings. At Equinix’s 2023 Annual Meeting, Ms. Fox-Martin, Mr. Olinger, Mr. Paisley, Mr. Meyers, and Mr. Van Camp were in attendance and available for questions.

2023 director compensation
Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board.
In setting director compensation, Equinix considers the competitive compensation market for directors in the high technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix. Historically, Compensia has conducted a detailed review of Equinix’s director compensation program every two years, with an abbreviated review in the off years, and presented its findings to the Talent, Culture and Compensation Committee.
In Dec. 2021, Compensia performed a detailed review of the director compensation program that resulted in certain changes to director compensation starting in 2022. No changes were made to director compensation in 2023.
In Sept. 2023, the Talent, Culture and Compensation Committee received a detailed review from Compensia on Equinix’s director compensation program, comparing the design of the program to peer practices, utilizing the same peers used for executive compensation decisions, and reviewing the alignment of total compensation and individual design elements to market. As a result of the review, and with aim to bring certain program elements to the 50th percentile of market, the Talent, Culture and Compensation Committee recommended the Board make the following changes to the director compensation program: (1) an increase in the annual equity grant value of $10,000 and (2) an increase to the Lead Independent Director Compensation of $20,000. The Board subsequently approved these changes in Dec. 2023, and the changes went into effect in Jan. 2024. Going forward, the Talent, Culture and Compensation Committee intends to undertake an annual review of the director compensation program.

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Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2023, the annual retainer was $75,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2023, payable quarterly in arrears:

Committee	Chairperson ($)	Member ($)

Audit	35,000	15,000
Finance	12,500	5,000
Nominating and Governance	20,000	10,000
Real Estate	25,000	12,500
Talent, Culture and Compensation	25,000	12,500
Currently, non-employee directors only receive meeting fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. For 2023, the committee meeting fees and the threshold number of meetings that must be attended before any meeting fees are paid were:

Committee	Chairperson ($)	Member ($)	Threshold Number of Meetings (#)

Audit	5,000	3,000	12
Finance	5,000	3,000	6
Nominating and Governance	5,000	3,000	5
Real Estate	5,000	3,000	8
Talent, Culture and Compensation	5,000	3,000	8

The Board has also designated a lead independent director who earned a $30,000 annual retainer in 2023. Starting in 2024, the annual retainer for the lead independent director will be $50,000. Non-employee directors receive automatic grants of RSUs. At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting is automatically granted an award of RSUs. For fiscal 2023, the grant date fair value of these annual awards was $250,000. Starting in 2024, this annual award shall have a grant date fair value of $260,000.(1) The automatic RSU awards become fully vested on the earlier of (i) the first anniversary of Equinix’s immediately preceding annual meeting of stockholders or (ii) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. In addition, each non-employee director shall receive a prorated award of RSUs upon joining the Board, with a grant date fair value currently set at $260,000. The proration is based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix’s immediately preceding annual meeting of stockholders divided by (y) 365. The number of shares subject to each RSU award is determined by dividing the specified dollar value of the award by the closing price of Equinix’s common stock on the date of grant. The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control; in the event of the non-employee director’s death, the portion of the RSUs that would have become vested on the next scheduled vesting date will become fully vested. Directors accrue dividend equivalent units on their RSUs. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix’s 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan caps non-employee director compensation at $750,000. The limit may only be increased by $200,000 if the Board deems necessary to compensate a non-employee director for service on special-purpose committees or any other special service, in the Board’s discretion. These caps may not be increased without the approval of our stockholders. Our stock ownership guidelines for directors are described above.

(1)As a result of the planned succession process discussed elsewhere in this proxy statement, Ms, Fox-Martin will not receive this annual award in 2024.

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The following table sets forth all of the compensation awarded to, earned by or paid to each non-employee director who served during fiscal year 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)

Nanci Caldwell	107,500	249,663	357,163
Adaire Fox-Martin	85,000	249,663	334,663
Ron Guerrier	34,000	–	34,000
Gary Hromadko	127,500	249,663	377,163
Irving Lyons lll	47,000	–	47,000
Thomas Olinger	102,367	336,092	438,459
Christopher Paisley	163,500	249,663	413,163
Jeetu Patel	86,500	249,663	336,163
Sandra Rivera	95,000	249,663	344,663
Fidelma Russo	90,000	249,663	339,663
(1)Amounts listed in this column include the annual retainers for Board and committee service. Board and committee retainers are prorated based on the number of days the director served during the year. The amount in this column for Mr. Paisley also includes a $30,000 retainer for service as lead independent director.
(2)Reflects RSUs covering 353 shares granted to each newly elected non-employee director on the date of our annual stockholders’ meeting in May 2023, grant date fair value of $707.26. The amount for Mr. Olinger reflects an additional 123 RSUs granted in connection with his appointment to the Board in January 2023, grant date fair value of $702.68.
(3)Reflects the aggregate grant date fair value of the RSU awards granted to the director in 2023 computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 16, 2024, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(4)As of Dec. 31, 2023, Ms. Caldwell, Ms. Fox-Martin, Mr. Hromadko, Mr. Olinger, Mr. Paisley, Mr. Patel, Ms. Rivera, and Ms. Russo each held 353 unvested RSUs (including accrued dividend equivalent units).

Mr. Van Camp is our executive chairman, but not a named executive officer, and does not receive any additional compensation for services provided as a director. For the year ended Dec. 31, 2023, Mr. Van Camp earned $400,000 in salary and 75% of his salary in annual incentive compensation (paid in fully vested RSUs), and was granted 1,397 RSUs, with the same service and performance vesting requirements as those granted to our named executive officers, for his service as Equinix’s executive chairman. Mr. Meyers, our chief executive officer and president, did not receive any additional compensation for services provided as a director.

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Equinix stock ownership
The following table sets forth, as of Mar. 26, 2024, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than 5% of Equinix’s outstanding shares of common stock, (ii) each of Equinix’s directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares (#)	Percentage of Total (%)

Nanci Caldwell(1)	3,511	*
Mike Campbell	15,649	*
Scott Crenshaw	4	*
Adaire Fox-Martin(2)	1,444	*
Gary Hromadko(3)	142,047	*
Jon Lin	7,018	*
Charles Meyers	13,914	*
Brandi Galvin Morandi	14,953	*
Thomas Olinger(4)	476	*
Christopher Paisley(5)	18,939	*
Jeetu Patel(4)	718	*
Sandra Rivera(4)	1,705	*
Fidelma Russo(4)	353	*
Keith Taylor	24,466	*
Peter Van Camp	8,132	*
Merrie Williamson(6)	0	*
The Vanguard Group(7) 100 Vanguard Blvd, Malvern, PA 19355	12,265,027	12.92%
BlackRock Fund Advisors(8) Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055	9,324,948	9.83%
State Street Corporation(9) State Street Financial Center, 1 Lincoln Street, Boston, MA 02111	6,211,112	6.54%
All current directors and executive officers as a group (16 persons)(10)	253,329	*
*Less than 1%.
(1)Includes 353 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024. Also includes 1,195 vested shares pursuant to RSUs as to which Ms. Caldwell has deferred the settlement of until a later date.
(2)Includes 353 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024. Also includes 703 vested shares pursuant to RSUs as to which Ms. Fox-Martin has deferred the settlement of until a later date.

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(3)Includes 353 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024. Also includes 21,770 shares pledged as collateral by Mr. Hromadko, which pledge was approved by our Talent, Culture and Compensation Committee.
(4)Includes 353 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024.
(5)Includes 353 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024. Also includes an aggregate of 845 shares held in trusts for Mr. Paisley’s children and a brother.
(6)Ms. Williamson commenced work at Equinix on March 25, 2024.
(7)Based on a Schedule 13G filed with the SEC as of Dec. 29, 2023. Includes 0 shares with sole voting and 199,463 shares with shared voting power. Includes 11,787,551 shares with sole dispositive and 477,476 shares with shared dispositive power by The Vanguard Group, an investment advisor. The total amount beneficially owned by The Vanguard Group is 12,265,027 shares.
(8)Based on a Schedule 13G filed with the SEC as of Dec. 31, 2023. Includes 8,493,078 shares with sole voting and 0 shares with shared voting power. Includes 9,324,948 shares with sole dispositive and 0 shares with shared dispositive power by BlackRock Inc., an investment advisor. The total amount beneficially owned by BlackRock Fund Advisors is 9,324,948 shares.
(9)Based on a Schedule 13G filed with the SEC as of Dec. 31, 2023. Includes 0 shares with sole voting and 3,616,906 shares with shared voting power. Includes 0 shares with sole dispositive and 6,195,184 shares with shared dispositive power by State Street Corp., an investment advisor. The total amount beneficially owned by State Street Corporation is 6,211,112 shares.
(10)Includes 2,824 shares issuable upon settlement of RSUs that will vest within 60 days of March 26, 2024. Also includes 1,898 shares pursuant to RSUs as to which settlement has been deferred until a later date.

Related-party transactions
APPROVAL OF RELATED-PARTY TRANSACTIONS
Per its written charter, Equinix’s Audit Committee is responsible for reviewing all related-party transactions in accordance with the rules of NASDAQ. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.
We review related-party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with Equinix’s interests. To identify related-party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors and executive officers to update their list of companies they are affiliated with on a quarterly basis to help us identify related-party transactions.
Finally, our Code of Business Conduct establishes corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix’s chief executive officer, chief legal officer or chief compliance officer, provided that waivers for executive officers or directors may only be granted by the Board or by one of its committees.
The Audit Committee Charter and the Code of Business Conduct are available on the board & governance section of Equinix’s website at Equinix.com.

RELATED-PARTY TRANSACTIONS FOR 2023
The Vanguard Group, Inc. was a holder of greater than 5% of our outstanding common stock during the 2023 fiscal year. In 2023, revenues from entities affiliated with The Vanguard Group, Inc. totaled approximately $8,980,000.
BlackRock Inc. was a holder of greater than 5% of our outstanding common stock during the 2023 fiscal year. In 2023, revenues from entities affiliated with BlackRock Inc. totaled approximately $2,301,000.

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State Street Corporation was a holder of greater than 5% of our outstanding common stock during the 2023 fiscal year. In 2023, revenues from entities affiliated with State Street Corporation totaled approximately $7,859,000.
A son of our independent director, Mr. Paisley, is employed by Equinix. In 2023, Mr. Paisley’s son received total compensation of approximately $263,000, including salary, incentive plan compensation and RSU vesting income. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board, the executive officers of Equinix, and persons who hold more than 10% of Equinix’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of Equinix’s common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a)
reports filed for the members of the Board and the executive officers for their 2023 fiscal year transactions in common stock and their common stock holdings and (ii) the written representations received by such persons, Equinix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

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Sustainability
Future First
GLOBAL SUSTAINABILITY AT EQUINIX
Our commitment to sustainability is driven by our resolve to set ambitious targets, measure and report progress transparently, lead with ethics and integrity, and engage our stakeholders to drive change. We believe in the future of possibility — a future where our planet is healthy, our global communities thrive and every business leads with purpose. This vision of tomorrow comes first in all we do.
OUR APPROACH
Our Future First Strategy comprises the Environment, Social and Governance (“ESG”) initiatives that we believe have the greatest impact on our stakeholders and our business. We’ve continued to progress on our sustainability goals and look to build a business that reflects our purpose to bring the world together on our platform to create innovations that will enrich our work, life and planet. You can read more about these initiatives in our annual Sustainability Report, which is referenced for information only and not incorporated by reference in this proxy statement.

Founding member of Asia-Pacific Data Centre Association (APDCA)	Signed 21 PPAs to date Amounts to more than 1GW of renewable energy once operational

Renewable Energy Coverage Achieved in 2023

Environment
Equinix is committed to preserving our collective future and tackling pressing environmental challenges to ensure the sustainability and resiliency of our business, communities and global society. Equinix is advancing a bold environmental agenda by:
ADDRESSING CLIMATE CHANGE THROUGH OUR TARGETS
•Equinix set a near-term science-based target (“SBT”) to reduce Scope 1 and 2 greenhouse gas emissions by 2030 and for Scope 3, to require specific portions of our supply chain to set their own SBTs by 2025. Equinix is also committed to becoming climate neutral across our global Scope 1 and 2 emissions by 2030, expanding upon our alignment with the EU Climate Neutral Data Centre Operator Pact.
•Equinix allocates funds to deliver sustainable outcomes across our business and has fully allocated the net proceeds from our approximately $4.9 billion in issued green bonds to date in greening our footprint.
SCALING RENEWABLE ENERGY PURCHASING
•Equinix is committed to reaching our goal of 100% clean and renewable energy usage across our global portfolio by 2030. In 2023, Equinix achieved 96% renewable energy coverage for its global operations.
DESIGNING THE SUSTAINABLE DATA CENTER OF THE FUTURE AND INVESTING IN INNOVATION
•Equinix is investing in facility design and innovative new technologies to reduce our consumption of resources while ensuring reliability, resilience and sustainability of our portfolio. Equinix has continued to work to reduce its global annual average operational power usage effectiveness (“PUE”) each year, and efforts are also underway to improve water use management systems at sites utilizing water cooling systems.
•Equinix is leading the way and leveraging technology and innovation solutions to enable the “Data Center of the Future” for both ourselves and our industry. Equinix was the first colocation data center company to align with ASHRAE A1 Allowable (A1A) operational temperature and humidity standards, aimed at driving more-efficient cooling and carbon reductions.

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ADVOCATING FOR CHANGE AND INSPIRING OTHERS
•Equinix works with like-minded organizations and leverages our industry leadership to advance environmental and climate change policies and accelerate action and innovation on key priorities such as renewable energy and embodied carbon. This is accomplished by way of board memberships and active engagement with trade associations and environmental committees.

Social
Equinix is working to pave the way to a better future where our employees of all backgrounds, our customers’ diverse businesses and the distinct and complex communities around us can thrive.
We have uniquely positioned Diversity, Inclusion & Belonging (“DIB”), Community Impact and Wellbeing to intersect and meet the wide-ranging needs of our stakeholders. Equinix is doing more to unleash potential by:
BUILDING A DIVERSE AND INCLUSIVE CULTURE
•Equinix is embedding DIB into our business and empowering leaders at all levels to create outstanding teams where employees are doing the best work of their lives. Equinix strives to be a company where every employee can say “I’m safe, I belong, and I matter.”
•We are creating new recruiting channels and on-ramps to connect marginalized communities to meaningful opportunities at Equinix. We have continued to improve our gender diversity globally and racial diversity in the U.S.
•We are ranked number 1 as most JUST companies in Real Estate and in top 33 overall by JUST Capital.
SUPPORTING THE PHYSICAL, MENTAL AND EMOTIONAL WELLBEING OF ALL OUR EMPLOYEES
•We provide opportunities to help employees along their journeys toward achieving optimum health and lifelong wellness. Our wellbeing program now includes a variety of classes, global challenges, guest speakers, education and information sessions, and special events.

•We remain dedicated to ensuring our employees are treated and compensated equitably and have access to market competitive benefits and time away from work. To support our employees, we provide benefits including medical plans, employee assistance programs, life insurance, tuition reimbursement and other locally relevant programs. Since 2021, we have performed a global review of Equinix benefits annually, with focus on ensuring that we provide competitive benefits to meet the needs of our diverse group of employees in all markets globally, as well as providing minimum standards where applicable.
CONNECTING THE COMMUNITIES WE INHABIT TO THE OPPORTUNITIES OF THE DIGITAL WORLD
•We have partnered with organizations to advance digital inclusion in areas of need and to support employee-led service and giving centered around digital access and inclusion.
•As the world’s digital infrastructure company, we recognize our responsibility in ensuring equitable and inclusive access to all the digital world has to offer. In late 2022, we launched the Equinix Foundation with the goal to be more strategic in our philanthropic investments, harness the passions of our employees and scale our impact in the communities where we work and operate.
•Equinix is creating new employment opportunities in the digital economy through workforce development. For example, Equinix has teamed up with the Northern Virginia Community College to create the Equinix Digital Infrastructure Scholarship Program, which aims to provide students with financial support, mentorship, a paid internship and increased access to Equinix job opportunities.

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Governance
Good corporate governance, from strong management and oversight to advocacy and collaboration, is not just a competitive advantage, but a key driver of Equinix’s culture of trust — one that is built with our customers, suppliers and employees. We are doing what’s right to lead the way by:
DRIVING GLOBAL RESPONSIBILITY THROUGH A FOUNDATION OF UNWAVERING VALUES AND ETHICAL PRACTICES
•Led by our chief compliance officer, we regularly assess the effectiveness of our Ethics and Compliance Program to ensure we are meeting the highest standards of integrity.
•We require regular compliance trainings for all Equinix employees on how to uphold Equinix’s ethical standards in their day-to-day decision-making and actions on behalf of our company. As of Dec. 31, 2023, Equinix has achieved a decade of 100% completion for ethics and compliance trainings.
•Equinix’s Nominating and Governance Committee is responsible for ESG oversight and reviews strategies, policies, performance and reporting related to the program.
CONDUCTING OUR BUSINESS WITH HONESTY, INTEGRITY, TRANSPARENCY AND THE HIGHEST STANDARDS OF EXCELLENCE
•Cultivating a responsible, inclusive and reliable supply chain is a priority for Equinix. Our five-year supply chain ESG strategy prioritizes supplier data and relationship development to achieve our supply chain goals.
•Equinix’s Enterprise Risk Management (“ERM”) program uses best practices to drive the identification, assessment, management, monitoring and reporting of key business risks, including ESG risks. Our climate risk scenario analysis evaluating our physical and transitional risks are Task Force on Climate-Related Financial Disclosure aligned.
•Equinix’s global information security officer, in partnership with our privacy office, is leading our ongoing efforts to comply with evolving laws, improve our resilience, build our capabilities, and cultivate a culture of agility, speed and focus on the customer and user experience.
ADVANCING PROGRESS ON KEY PUBLIC POLICY PRIORITIES
•Equinix actively engages to advance progress on our key public policy priorities: increasing access to clean energy, improving resilience in the energy sector and enabling a more connected and secure world.
•Equinix issues a Political Contributions Report on a semi-annual basis to disclose the details of any contributions in addition to following the requirements of the Lobby Disclosure Act.
We regularly evaluate our ESG programs to increase the value they bring to our changing world. At Equinix, we are working to embed sustainability throughout our business, and our definition of success includes steadfastly adhering to best-in-class ESG practices. We are committed to transparently communicating our strategy, the impact of our operations and progress toward our goals.

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Executive officers
The following are our executive officers (as defined by applicable securities laws), their ages as of Mar. 26, 2024, their positions and offices held with Equinix, and certain biographical information. All serve at the discretion of the Board.
As discussed under “Proposal 1 - Election of directors,” Ms. Fox-Martin shall be our chief executive officer and president later in our second fiscal quarter. For more information about Ms. Fox-Martin, please see her bio under “Proposal 1- Election of directors.”

Mike Campbell
Chief Sales Officer (since 2016) Age 58

PRIOR BUSINESS EXPERIENCE
•Senior vice president of sales, Equinix Americas (2015-2016)
•Various sales management positions, most recently as senior vice president of sales, Symantec (2010-2015)
•Vice president, sales, Verisign Americas, Verisign, prior to its merger into Symantec (2004-2010)

Scott Crenshaw
EVP and GM, Digital Services (since 2022) Age 59

PRIOR BUSINESS EXPERIENCE
•Various management positions, most recently as president and chief executive officer, Concourse Labs (2019-2022)
•Various roles including executive vice president and general manager of private cloud, Rackspace (2016-2019)

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Jon Lin
EVP and GM, Data Center Services (since 2021) Age 47

PRIOR BUSINESS EXPERIENCE
•Various management positions, most recently as president, Equinix Americas (2009-2021)
•Director of Advanced Solutions Group, Tata Communications (2006-2009)
•Various positions, most recently as senior strategist of security products, Verizon Business (2002-2006)

Charles Meyers(1)
Chief Executive Officer and President (since 2018) Age 58

PRIOR BUSINESS EXPERIENCE
•President, strategy, services and innovation, Equinix (2017-Sept. 2018)
•Chief operating officer, Equinix (2013-2017)
•President, Equinix Americas (2010-2013)
•Various positions, including group president of messaging and mobile media, and product group executive for the security and communications portfolio, VeriSign, an internet security company now part of Symantec (2006-2010)

Brandi Galvin Morandi
Chief Legal and Human Resources Officer (since 2019) Age 51
PRIOR BUSINESS EXPERIENCE •Chief legal officer, general counsel and secretary, Equinix (2003-2019) •Corporate attorney, Gunderson Dettmer (1997-2003)

(1)See “Proposal 1 - Election of directors” elsewhere in this proxy statement for information about a planned succession process, after which time Mr. Meyers shall be our executive chairman of the Board.

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Keith Taylor
Chief Financial Officer (since 2005) Age 62

PRIOR BUSINESS EXPERIENCE
•Various roles, including vice president, finance and chief accounting officer, Equinix (2001-2005)
•Director of finance and administration, Equinix (1999-2001)
•Vice president finance and interim chief financial officer, International Wireless Communications, an operator, owner and developer of wireless communications networks (1996-1999)

Merrie Williamson
Chief Customer and Revenue Officer (since 2024) Age 47

PRIOR BUSINESS EXPERIENCE
•Corporate Vice President of Azure Infrastructure and Digital and Application Innovation, Microsoft (2019-2024)
•Various roles, including Global Senior Director Datacenter Sales and Marketing, Intel (1999-2019)

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Compensation

Proposal 2 — Advisory non binding vote on executive compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non binding basis to approve the 2023 compensation of our named executive officers as disclosed in this proxy statement. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Our executive compensation program is tied directly to the performance of the business to ensure strong growth and value creation for stockholders using metrics we believe best indicate the success of our business. Please read “Compensation Discussion and Analysis” and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.
Accordingly, we ask that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Equinix, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement for the annual meeting.”
This advisory vote on executive compensation is not binding on us. However, the Board and the Talent, Culture and Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Talent, Culture and Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

The Board unanimously recommends a vote “FOR” proposal 2.

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Proposal 3 — Approval of the amendment of the Equinix, Inc. 2004 Employee Stock Purchase Plan, including to eliminate the Plan termination date
Equinix, Inc. (“Equinix,” or the “Company”) is asking stockholders to approve the amendment and restatement (together, the “Amendment”) of the Equinix, Inc. 2004 Employee Stock Purchase Plan (the “Plan”). On the recommendation of the Talent, Culture and Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”), on April 10, 2024, our Board approved the Amendment of the Plan, subject to stockholder approval, to eliminate the Plan’s termination date, and to modify certain other Plan provisions to facilitate administration of the Plan and implement best practice changes. We are not seeking any increase in the number of shares of Equinix common stock reserved for issuance under the Plan. If the Amendment of the Plan is not approved by our stockholders, then the Plan will automatically terminate on June 4, 2024.
Board Recommendation
The Board considers equity compensation to be an important part of aligning the interests of employees and stockholders, and believes that a market-competitive, broad-based stock purchase plan is a critical tool for attracting, motivating and retaining employees in the markets in which we compete for talent. By enabling us to continue to offer a market-competitive employee stock purchase plan, we will be better able to promote the long-term success and enhance the value of Equinix.
Therefore, the Board believes that it is in the best interests of Equinix and our stockholders to approve the Amendment of the Plan and recommends approval of the Amendment of the Plan by our stockholders.
Key and Material Changes to the Plan
The Plan is intended to be tax-qualified for U.S. tax purposes under Section 423(b) of the Internal Revenue Code (the “Code”) and allows for the grant of purchase rights that are intended to be tax-qualified under “Section 423 Offerings,” but also allows for the grant of purchase rights that are not U.S. tax-qualified under “Non-Section 423 Offerings.” The following summary highlights the proposed material changes and other key changes to the Plan:
•Elimination of the Plan Termination Date. The Plan termination date, which was June 4, 2024, has been eliminated so that Equinix may continue to offer the
Plan to eligible employees for as long as there are shares available.
•Expansion of Eligible Entities and Non-Section 423 Offerings. The Plan has been expanded to allow for the grant of purchase rights under Non-Section 423 Offerings to employees of entities controlled by Equinix, even if such entities are not subsidiary corporations under the Code (and therefore are ineligible to participate in Section 423 Offerings), and to allow for the terms of Non-Section 423 Offerings to deviate from certain annual purchase limitations and other terms required for Section 423 Offerings.
•Clarification of the Compensation Committee’s Authority to Administer the Plan. The Plan has been clarified to more fully describe the Compensation Committee's administrative authority, including to adopt sub-plans to accommodate local laws for jurisdictions in which the Plan is offered and to determine whether participating companies will participate in a Section 423 Offering or a Non-Section 423 Offering, and also to allow the Compensation Committee to delegate certain administrative tasks to officers or other parties.
•Modernization and other Best Practice Updates. The Plan has been updated to modernize certain features, such as to reflect the use of online enrollment procedures and electronic delivery of shares, as well as to include other best practice updates, including with respect to tax withholding, tax qualification and legal compliance.
Summary of the Plan
The principal features of the Plan, as reflected in the Amendment, are summarized below. This summary is not a complete description of the Plan and is qualified in its entirety by reference to the Plan, which is attached to this proxy statement as Appendix B.
Administration
The Plan will be administered by the Compensation Committee, which will consist exclusively of one or more directors of the Company, who will be appointed by the Board. However, to the extent not prohibited by applicable law, the Compensation Committee may delegate to a subcommittee of the Compensation Committee, one or more officers of the Company or other persons or groups of persons some or all of its authority under the Plan, under conditions or limitations that the Compensation Committee may set at or after the time of delegation. Among other things,

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the Compensation Committee may interpret the Plan, determine eligibility, determine the terms and conditions of any purchase rights under the Plan and amend such rights, make such rules and regulations and appoint such agents as appropriate to administer the Plan, make all policy decisions regarding the Plan, and adopt sub-plans, procedures, agreements or appendices that may modify the terms of the Plan (other than with respect to the number of shares available) to accommodate local laws, customs and procedures for jurisdictions in which the Plan is offered.
Effective Date and Term
The Equinix, Inc. 2004 Employee Stock Purchase Plan was originally adopted by the Board effective June 3, 2004. The Amendment of the Plan, as adopted by the Board on April 10, 2024, will become effective upon its approval by the Company’s stockholders, and thereafter will continue indefinitely for as long as there are shares available, subject to earlier termination of the Plan by the Board.
Eligibility
Employees of the Company and its designated subsidiaries, and with respect to Non-Section 423 Offerings, employees of other designated entities that are directly or indirectly controlled by the Company, are eligible to participate in the Plan (together with the Company, all such subsidiaries and other entities as referred to in the Plan as “Participating Companies”), provided that their customary employment is for more than five months per calendar year and for at least 20 hours per week. However, the Compensation Committee may determine prior to the commencement of an offering period that such exclusion of part-time employees will not apply or the Compensation Committee may exclude employees whose customary employment is for fewer hours per week or fewer months in a calendar year, provided that such terms are applied in an identical manner to all employees of every company participating in each Section 423 Offering under the Plan. To the extent that participation in the Plan is prohibited by local law or by a collective bargaining agreement, then such employee will not be eligible to participate in the Plan. The Compensation Committee has discretion to impose other limitations on eligibility, subject to Section 423 of the Code, as applicable. As of January 8, 2024, the latest enrollment period, approximately 13,000 employees were eligible to participate in the Plan.
Shares Available
The number of shares of Equinix common stock previously approved by stockholders and available for issuance under the Plan is 2,261,616 (subject to anti-dilution adjustments that may be made by the Compensation Committee, pursuant to the terms of the Plan). We estimate that this remaining pool will be sufficient to allow us to continue to offer the Plan until the year ending 2038, in light of the expected levels of ongoing participation in the Plan. However, the share pool could last for a longer or shorter period of time based on various factors which cannot be predicted, including the growth of our employee population, future Plan offering practices, our stock price and prevailing market conditions. In the event that more shares are required for the Plan in the future, the prior approval of our stockholders will be required.
Up to the maximum number of such shares may be used to satisfy purchases of shares of Equinix common stock under Section 423 Offerings, and any remaining portion of such maximum number of shares may be used to satisfy purchases of shares of Equinix common stock under Non-Section 423 Offerings.
Offering Periods; Accumulation Periods
Under the Plan, two overlapping 24-month offering periods commence in each calendar year, on February 15 and August 15, respectively. Additionally, two six-month “accumulation periods” during which participant contributions may be made commence in each calendar year, on February 15 and August 15, respectively. The Compensation Committee, in its discretion, may change the dates and duration of the offering periods and accumulation periods or may conduct additional offerings under the Plan, with such duration and commencement as determined by the Compensation Committee. The purchase date for shares under the Plan is at the closing of each accumulation period.
Amount of Contributions
Participants may generally contribute between 1% and 15% (in whole percentages) of their eligible compensation through payroll deductions or other payments that the Compensation Committee may permit participants to make. Participants may change their contribution rates up to twice during an accumulation period, with such change to become effect as soon as practicable after the Company has received such change request, except that, unless otherwise determined by the Compensation Committee, any increase in a Participant's contribution rate may take effect only as of the start of a new accumulation period under the Plan.

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Purchase Price
The price at which shares of Equinix’s common stock may be purchased at the close of an accumulation period will be a price determined by the Compensation Committee and announced prior to the first business day of an offering period, and will not be less than the lower of (i) 85% of the fair market value of a share on the last trading day in an accumulation period; or (ii) 85% of the fair market value of a share on the last trading day before the commencement of the applicable offering period.
For this purpose, “fair market value” generally means the market price of common stock, determined by the Compensation Committee as follows: (i) if Equinix’s common stock was traded on the Nasdaq Global Select Market on such date, then the fair market value will be equal to the closing price quoted for such date; (ii) if Equinix’s common stock was traded on a different stock exchange on such date, then the fair market value will be equal to the closing price reported by the applicable composite transactions report for such date; or (iii) if items (i) or (ii) do not apply, then the Compensation Committee will determine the fair market value in good faith on the basis the Compensation Committee deems appropriate. Additionally, the determination of fair market value for purposes of withholding or reporting of tax-related items may be made in the Compensation Committee’s discretion subject to applicable laws and is not required to be consistent with the determination of fair market value for other purposes. As of March 26, 2024, the closing price of a share of Equinix’s common stock on the Nasdaq Global Select Market was $800.07.
Purchase of Shares
As of the last day of the accumulation period, each participant in the Plan will purchase the number of shares of Equinix’s common stock determined by dividing the contribution amount then in the participant’s account by the purchase price. However, a participant may not purchase more than 2,500 shares of Equinix common stock with respect to any accumulation period, or such lesser number of shares resulting from the application of the other limitations addressed in the Special Limitations section below. Additionally, the Compensation Committee may determine that any fractional share will be rounded down to the nearest whole share or credited as a fractional share.
Special Limitations
Participants are subject to certain limitations on stock ownership, which are in addition to the 2,500 share purchase limit described under the Purchase of Shares section.
Firstly, no participant may be granted a right to purchase shares of Equinix common stock under the Plan if such participant, immediately after the participant’s election to purchase such shares, would own Equinix common stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.
Secondly, unless otherwise determined by the Compensation Committee for a Non-Section 423 Offering, the value of stock purchased during an offering period that commenced in the current calendar year is limited to $25,000 minus the fair market value of the shares purchased in the current calendar year (with the fair market value determined in each case as of the beginning of the offering period in which the stock is purchased). With respect to item (ii), there are similar limitations for the two preceding calendar years, whereby stock purchased during an offering period that commenced in the immediately preceding calendar year has a similarly calculated $50,000 limit, and with respect to stock purchased during an offering period that commenced in the second preceding calendar year, a similarly calculated $75,000 limit. In the event that a participant is precluded from purchasing additional stock under the Plan due to this calendar year limitation, then the participant’s employee contributions will automatically be discontinued and will resume at the beginning of the earliest accumulation period ending in the next calendar year, provided that the participant is eligible to participate in the Plan at such point.
Transferability
The rights and interests of participants under the Plan are not transferable in any manner other than upon the death of the participant. Participants who attempt to otherwise transfer, assign, or encumber their rights or interests under the Plan will be treated as having elected to withdraw from the Plan.
Withdrawals
Participants may elect to withdraw from the Plan by filing a prescribed form with the Company’s designated Plan broker via the online enrollment process or, if required by applicable law as determined by the Company in its sole discretion, by completing and submitting such form to the Company at the prescribed location at any time before the last day of

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an accumulation period. As soon as reasonably practicable thereafter, payroll deductions or other contributions will cease and the entire amount credited to the participant’s account will be refunded in cash, without interest. No partial withdrawals are permitted.
Termination of Employment
If a participant is no longer employed by a Participating Company (as such term is defined in the Plan) or is otherwise no longer an eligible employee under the Plan, the employee's participation in the Plan will cease.
Reorganizations
In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, or in the event of the sale or other disposition of all of the Company’s assets or the liquidation of the Company, the offering period and accumulation period then in progress under the Plan will terminate and shares will be purchased, unless the Plan is continued or assumed by the surviving corporation or its parent.
Plan Amendment and Termination
The Board has the right to amend, suspend or terminate the Plan at any time and without consent of the participants. Upon termination of the Plan, all contributions will cease and all amounts then credited to a participant’s account will be equitably applied to the purchase of shares of Equinix’s common stock then available for sale, and any remaining amounts will be refunded to the participants, without interest. Additionally, the Company’s chief executive officer may also amend the Plan to the extent allowable under applicable law to effect non-material amendments. Except with respect to certain anti-dilution adjustments, any increase in the aggregate number of shares to be issued under the Plan will be subject to a vote of the Company’s stockholders. Any other amendment of the Plan will be subject to approval by the Company’s stockholders, to the extent required by applicable law.
U.S. Federal Income Tax Consequences of Shares Purchased under the Plan
The following is a summary of the general U.S. federal income tax consequences applicable to the purchase of Equinix common stock under the Plan based on current U.S. federal income tax laws, current as of March 26, 2024, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Equinix or any other company designated by the Compensation Committee to participate under the Plan. The provisions of the Code and treasury regulations relating to these matters are complicated and may change, and their impact in any one case may depend upon the particular circumstances.
U.S. Federal Income Tax Information for Section 423 Offerings. Shares purchased under a Section 423 Offering are intended to qualify for favorable U.S. federal income tax treatment available to rights to purchase stock granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. If the shares are disposed of within two years from the date of grant of the right to purchase shares (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.
If the shares purchased under the Plan are sold (or otherwise disposed of) more than two years after the date of grant of the right to purchase shares and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.
Equinix generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to any applicable

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limitations under the Code. In other cases, no deduction is allowed.
U.S. Federal Income Tax Information for Non-Section 423 Offerings. If the right to purchase shares under the Plan is granted under a Non-Section 423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.
Equinix generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income recognized by the participant as a result of such purchase, subject to any applicable limitations under the Code. For U.S. participants, taxes owed pursuant to the Federal Unemployment Tax Act and the Federal Unemployment Tax Act will generally be due in relation to ordinary income earned as a result of participation in a Non-Section 423 Offering.
New Plan Benefits
Because participation in the Plan is voluntary, and the amounts of future purchases under the Plan are dependent upon each participant’s elective contributions, as well as the value of Equinix’s shares of common stock, the benefits to be received in the future by eligible employees are not determinable.
Past Participation in the Plan
The table below sets forth the number of shares of Equinix common stock purchased by participating employees since the inception of the Plan through March 26, 2024. Non-employee directors are not eligible for participation in the Plan. No associate of a non-employee director or executive officer or nominee for election as a director has purchased shares under the Plan and no participating employee has purchased five percent or more of the total amount of shares of common stock purchased under the Plan.

Name and Position	Aggregate Number of Shares Purchased

Charles Meyers, Chief Executive Officer and President	1,603
Keith Taylor, Chief Financial Officer	4,810
Mike Campbell, Chief Sales Officer	548
Scott Crenshaw, EVP and GM, Digital Services	100
Jon Lin, EVP and GM, Data Center Services	2,285
Brandi Galvin Morandi, Chief Legal and Human Resources Officer	4,812
All current executive officers as a group	14,158
All current non-executive directors as a group	0
All current and former employees, excluding current executive officers as a group	3,116,432

The Board unanimously recommends a vote “FOR” proposal 3.

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Compensation roadmap

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Compensation discussion and analysis
NAMED EXECUTIVE OFFICERS
This Compensation Discussion and Analysis (“CD&A”) describes Equinix’s executive compensation policies, material compensation elements and pay decisions for the individuals who served as our chief executive officer and chief financial officer during 2023, as well as the other individuals included in the 2023 Summary
Compensation Table in this proxy statement, who are collectively referred to as the named executive officers (“NEOs”). Karl Strohmeyer, our former Chief Customer and Revenue Officer, resigned from Equinix as of August 1, 2023. He is included in this CD&A as required by Item 402(a) of Regulation S-K.

Charles Meyers	Keith Taylor	Mike Campbell	Scott Crenshaw	Brandi Galvin Morandi
Chief Executive Officer and President	Chief Financial Officer	Chief Sales Officer	EVP and GM, Digital Services	Chief Legal and Human Resources Officer

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2023 COMPENSATION AT A GLANCE

2023 Total Direct Compensation*

*	Total Direct Compensation represents actual base salary and annual incentive award earned, and target long-term incentive opportunities, for the 2023 performance period.
Target Compensation Mix(1)(2)(3)(4)
Chief Executive Officer	Average - Named Executive Officers

(1)Average - Named Executive Officers chart excludes Mr. Meyers.
(2)Percentages may not sum to 100% due to rounding.
(3)Reflects the market value of the RSU and PSU awards on the grant date of Feb. 14, 2023, and target values with respect to the 2023 annual incentive plan and the performance based RSU awards.
(4)Annual incentives were paid in immediately vested RSUs in 2023.

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2023 PAY AND PERFORMANCE HIGHLIGHTS
2023 was our 21st year of consecutive quarterly revenue growth. For the full year of 2023, we delivered revenue growth of 13% and adjusted funds from operations (“AFFO”) growth of 11%, on an as-reported basis, over strong 2022 results. On a normalized and constant currency basis, our revenue growth was 15%
and our AFFO growth was 13%. Our AFFO/Share was $32.11 per share, a 9% increase over the previous year on an as-reported basis and 11% on a normalized and constant currency basis. Over the three-year period ending on Dec. 31, 2023, we also saw stock price returns of 20.41%, including reinvested dividends.

REVENUES (in millions)	AFFO(1)/Share	STOCK PRICE PERFORMANCE(2)
+13%	+9%	+20.41%

(1)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(2)Stock price performance from Jan. 1, 2021, to Dec. 31, 2023, including reinvested dividends of $44.11. Calculated using the 30-day trading average for EQIX on January 1, 2021, and December 31, 2023, the start and end of the performance period.

•No increase to base salaries or target bonus amounts. Based on the competitive market, none of the named executive officers received an increase in total cash compensation for 2023. The base salaries and the annual target bonus for all named executive officers have not increased since 2021.
•Annual incentive paid out at 101% of target. These annual incentives were performance-based and, consistent with the prior year, dependent upon annual revenue and AFFO per share (“AFFO/Share”) growth, and included a +/- 10% strategic modifier based on achievement of key ESG objectives across the areas of renewable energy coverage, energy efficiency, climate strategy, water usage, and increasing racial and gender diversity in our workforce, as well as achievement of digital services revenue goals. From a financial perspective, our revenue performance fell just short of target for 2023, but we exceeded our AFFO/Share target, resulting in a funding of the plan at 104%. The strategic modifier was achieved at 97%, resulting in a bonus payout of 101%.
•Thoughtful selection of rigorous metrics that focus on key elements of financial performance and strategic priorities while ensuring goal alignment across our organization. Across our short- and long-
term incentive programs, we focus on metrics that align with our strategic priorities and are key indicators of our short and long-term success. Due to the recurring revenue nature of our business, one-year performance is critical to driving our short and long-term financial results. Additionally, use of a one-year performance period also allows us to set highly ambitious goals that require out-performance relative to our internal plans. For our short-term incentive structure, our metrics are consistent across our executive team and the broader employee population to ensure shared focus across the company on key financial and strategic goals. Our long-term incentive structure applies exclusively to our executive team and is intended to focus and reward these individuals for aspects of performance tied to long-term value creation and strategic execution and the one-year performance period is followed by a two-year service period to encourage leadership retention and continued performance. We use consistent one-year financial performance metrics across our annual and long-term incentives because in our highly recurring revenue business, strong short-term financial performance in year one creates a contracted revenue base for future years. In addition, we use markedly different maximum payout levels and payout curves under our short- and long-term program. This provides greater upside

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potential under our long-term program, consistent with our focus on long-term value creation, and calibrates payout opportunities for each metric under each program with its significance to short- or long-term success. For example, under our annual incentive program we must achieve minimum performance levels for both revenue and AFFO/Share goals for the plan to fund and over performance is driven only by superior AFFO/Share performance to emphasize the importance of profitability on an annual basis. In our long-term program, each metric has upside potential and achieves funding independently, given the significance of each to our ability to achieve sustained, long-term value creation.

	Annual Incentive Program				Long-Term Incentive Program(2)

Primary Metrics	Revenue	AFFO/Share		Strategic Modifier	Revenue	AFFO/Share	Digital Services Revenue	rTSR

	50%	50%	✗	±10%	25%	25%	16.67%	33.33%

Overall Structure	A minimum of threshold performance must be achieved for both metrics for any payout to be earned				Each metric achieves funding independently
Above-Target Performance Potential	Maximum payout possible is 132% of target. Revenue achievement capped at target to ensure teamwide focus on near-term profitability				Maximum payout possible is 200% of target, both for each individual metric and overall, consistent with our focus on long-term value creation
Participation	All employees(1)				Executives only
(1)Strategic modifier applies only to VP and above employees.
(2)Breakdown of metrics reflects relative percentage each metric represents as a component of the performance-based portion of the award. See Long-Term Equity Compensation for details regarding weighting of the performance- and time-based components of our long-term incentives.
See “Stockholder Engagement and Our Say On Pay Vote,” “Annual Incentive Compensation,” and “Long-Term Equity Compensation” below for additional information.
•Equity awards 60% performance based. For 2023, we continued to grant a mix of service-vesting restricted stock units (“RSUs”) and performance-vesting RSUs (“PSUs”), with 60% of the target value made up of PSUs. The metrics for the PSUs consisted of a combination of financial goals (annual revenue, digital services revenue and AFFO/Share, which together determine two-thirds of the award payout) and relative total shareholder return (“TSR”) against the IWB Russell 1000 Index Fund (the “Russell 1000”), which determines one-third of the award payout. Our performance in 2023 resulted in 82% achievement under the performance RSUs based on revenue, digital services revenue and AFFO/Share for the named executive officers. Our TSR compared to the Russell 1000, over the three-year performance period of 2021-2023, resulted in a payout of 84.44% of target shares under the performance RSUs based on relative TSR.
•Robust outreach to stockholders following 2023 Annual Meeting. We received approximately 74% support for last year’s Say-on-Pay proposal. While we appreciate that a significant majority of stockholders supported our pay decisions, our Talent, Culture and Compensation Committee (referred to as the Compensation Committee throughout this CD&A) was eager to understand stockholders’ questions and concerns regarding our executive compensation program. Accordingly, we conducted an outreach effort to approximately 65% of shares outstanding following our 2023 Annual Meeting. We gained valuable feedback in the 10 meetings we held with stockholders representing over 35% of shares outstanding, which informed disclosure enhancements in this proxy statement and adjustments to our program for 2024 outlined below. In addition, we subsequently conducted our annual outreach effort to approximately 65% of shares outstanding to discuss other corporate governance, sustainability and strategic topics of interest to stockholders.

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•Revenue and AFFO/Share continue to be key metrics of focus in our 2024 program. In our conversations with stockholders, our use of revenue and AFFO/Share in both our annual and long-term incentive programs was a recurring topic of discussion. Since converting to a REIT in 2015, we have found technology-oriented investors tend to emphasize the importance of revenue as a key indicator of financial performance, whereas REIT-oriented investors tend to focus on AFFO/Share. In our outreach conversations, we explained the criticality in our view of these two metrics to measure both short- and long-term success given the hybrid REIT-technology nature of our business and their significance to our sensible growth strategy, and the structural differences between each program to calibrate payout opportunities for each metric with its significance to short- or long-term success. Further, because we have broad employee participation in the short-term incentive program, the metrics under that program create a shared and consistent focus across the company, which we further emphasize for executives under the long-term program given their efforts most directly impact performance outcomes.
For these reasons, the Compensation Committee continues to believe that both revenue and AFFO/Share metrics should be featured in both short- and long-term incentive programs, rather than emphasizing only one in each program or using alternative metrics. In light of our discussions with stockholders, however, the Compensation Committee determined to adjust the metrics for 2024 awards to remove digital services revenue as a metric under our long-term incentive program and retain it only as a component of the strategic modifier under the annual incentive program. Revenue and AFFO/Share will be retained as the metrics used for the long-term incentive program. In making this decision, the Compensation Committee considered that digital services growth remains a strategic short-term focus for our team broadly, but because it has become a large enough component of our overall business, its performance will adequately impact revenue results in the long-term incentive program.

STOCKHOLDER ENGAGEMENT AND OUR SAY ON PAY VOTE
In 2023, we held our annual stockholder advisory vote on the compensation of the named executive officers (“Say on Pay”). The proposal received significant stockholder support, with over 74% voting in favor of our program (based on shares represented in person or by proxy at the meeting and voted on the matter). Nonetheless, our Board and Compensation Committee sought to understand the questions and concerns that drove stockholders’ feedback in Say on Pay voting decisions.
In the fall of 2023, we reached out to stockholders representing approximately 65% of our outstanding shares, as part of an outreach effort led by the chair of our Talent, Culture and Compensation Committee. We gained valuable feedback in the 10 meetings we held with stockholders representing over 35% of shares outstanding, which was shared with the Compensation Committee and informed disclosure enhancements in this proxy statement and adjustments to our program for 2024 outlined previously. A summary of key compensation-related feedback received is provided below.
We greatly appreciate stockholders’ contributions in these meetings and value the constructive feedback received. We expect to continue to engage with stockholders in the ordinary course on an annual basis.

Compensation-Focused Stockholder Engagement in Fall 2023

Outreach to 65% Outstanding Shares	Meetings with 10 Stockholders	Representing 35% of Shares Outstanding

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Shareholder Feedback Received	Our Perspective/How We Responded

The use of revenue and AFFO/Share across our short- and long-term incentive programs was a consistent topic of conversation across our engagements with stockholders. However, we have also received consistent feedback over the years from REIT-oriented investors indicating that AFFO/Share is the metric they look to for value creation across any time horizon, and from technology-oriented investors focused on growth that view revenue as our top financial priority.

After carefully considering this feedback, which reflects our unique, hybrid positioning within both the technology and REIT sectors, the Compensation Committee continues to believe, that AFFO/Share and revenue are important measures of performance for both our short-term and long-term incentive structure in light of its and investors’ views of the criticality of both to our short- and long-term performance, in line with the recurring revenue and growth nature of our business.
As explained in “2023 Pay and Performance Highlights” above, we use markedly different maximum payout levels and payout curves under our short- and long-term program. This provides greater upside potential under our long-term program, consistent with our focus on long-term value creation, and calibrates payout opportunities for each metric under each program with its significance to short- or long-term success.
Furthermore, our short-term incentive program applies to all employees, and therefore creates a shared and consistent focus across the company while our long-term incentive structure, applicable exclusively to our executive team, further focuses and rewards executives on strong execution of these critical measures of our performance.

Almost all stockholders supported our use of rTSR as a performance metric within our long-term incentive program, although some questioned our use of the Russell 1000 as the comparator index for this metric. Certain stockholders also indicated a desire to have a cap on payments under the rTSR if Equinix’s TSR was negative during the period.

In light of this feedback, the Compensation Committee determined to continue using rTSR as a metric for 2024, but will be using the S&P 500 Total Return Index (SPTR) for purposes of assessing our relative performance. In addition, if Equinix’s TSR is negative during the performance period, vesting under the award shall be capped at 100% of target.

Stockholders suggested increasing the performance-based component of our long-term incentive to further enhance the pay and performance alignment of our program.	Consistent with feedback received from stockholders, we have increased the financial and rTSR PSU components of our long-term incentive to account for 67% of the award mix beginning in FY24.

Some stockholders noted a preference for a three-year performance period for all long-term incentive metrics and, absent change, encouraged us to explain the Compensation Committee’s rationale for our current structure.

After carefully considering stockholders’ perspectives on performance periods, the Committee determined it was important to maintain our current structure to account for the recurring revenue nature of our business. Because of our recurring revenue model, achievement in year one delivers additional revenue and therefore drives results in years two and three. A one-year performance period also enables the Compensation Committee to set more rigorous goals than would be possible using a three-year performance period.
As outlined in “Principal Elements of Executive Compensation” below, we balance the one-year performance period for the financial component of our long-term incentive by using a full three-year performance period for the rTSR component.

Most stockholders encouraged us to enhance our disclosure to discuss our stockholder outreach efforts and better explain our current program structure.
We have significantly enhanced this Compensation Discussion & Analysis to include this discussion of stockholder engagement, and have endeavored to clearly explain the structure of and rationale for each component of our program. We have also enhanced our long-term incentive discussion to provide threshold and maximum, in addition to target, goals.

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2023 EXECUTIVE COMPENSATION PROGRAM
Program Philosophy and Objectives
Our executive compensation philosophy is to provide competitive total rewards programs globally to attract and retain top talent, utilizing a pay-for-performance strategy at both the company and the individual level. Consistent with our compensation philosophy, the target total direct compensation of each named executive officer had a significant percentage tied to performance, as illustrated by the potential pay mix described above, to reward both achievement of annual objectives and delivery on performance indicators directly linked to our ability to deliver sustained, long-term value to stockholders. We believe our strong performance in recent years, and the fact that a significant percentage of each named executive officer’s total compensation is either tied to performance or is “at risk,” supports our compensation philosophy.

How We Determine Compensation
The Compensation Committee considers the following factors when determining compensation, with no single factor being determinative:

8Our performance both over the past year and long-term

8The executive’s performance over the year and throughout their career with us

8The executive’s leadership, level of experience in the position, and potential for future responsibility and promotion

8The executive’s marketability in the marketplace based on their skill set
•Marketability is assessed by reference to market data and comparability to our compensation peer group and broader survey data

8The executive’s criticality to our operations and the difficulty we would have in replacing them

8Internal parity between executives based on their contributions

8With respect to equity, the retention value of unvested shares held by an executive

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Principal Elements of Executive Compensation
The table below sets forth the principal components of our executive compensation program.

Component	Performance Criteria	Link to Stockholder Value	Vehicle/Vesting Period

Base Salary	Continued alignment of salary with individual performance and market demands is evaluated on an annual basis.	Attracts and retains high-performing executives by providing competitive fixed pay aligned with roles, responsibilities and individual performance	Cash (vesting not applicable)
Annual Incentives	Revenue	Motivates continued growth in the business	Delivered annually in immediately vested RSUs
	AFFO per Share	Aligns executive and stockholder interests through focus on profit
	Strategic Modifier*	Aligns to strategic environmental and social aspirations and digital services revenue growth priorities
Long-Term Incentives	Financial Incentive PSUs
Key indicators of long-term success; one-year performance period enables highly rigorous goals in-line with recurring revenue business model & two-year service period encourages leadership retention and continued performance
Two-thirds of the long-term equity award is subject to multi year vesting periods Financial Incentive PSUs Vesting by Year

	rTSR PSUs	Rewards three-year total return performance relative to the market and consistent with stockholder experience	rTSR PSUs Vesting
	Service-Based RSUs	Directly aligns with and rewards sustained value delivered to stockholders	Service-Based RSUs Vesting by Year
Total Long-Term Incentive Vesting by Year
*Strategic Modifier applies only to VP level employees and above.

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Base Salary
The Compensation Committee reviews and approves the base salary of each then-serving named executive officer at the beginning of each year, taking into account the considerations described under “Compensation Decision-Making Framework.”

Name	2022 Salary ($)	2023 Salary ($)	Increase (%)

Charles Meyers	1,050,000	1,050,000	0%
Keith Taylor	680,000	680,000	0%
Mike Campbell	527,000	527,000	0%
Scott Crenshaw	530,000	530,000	0%
Brandi Galvin Morandi	620,000	620,000	0%
Karl Strohmeyer(1)	635,000	635,000	0%
(1)Mr. Strohmeyer resigned from Equinix, Inc. and his role as chief customer and revenue officer as of Aug. 1, 2023. As a result of his departure, Mr. Strohmeyer was paid $471,976 in prorated salary in 2023 for his service.

Annual Incentive Compensation
Annual incentive compensation for the named executive officers is linked to attainment of Equinix’s corporate growth goals. This collective focus on corporate performance at the executive level is designed to align senior leaders toward common goals. Importantly, all employees within the Company participate in the same annual incentive plan (“AIP”) as the named executive officers, further aligning our team around a common set of goals tied to our annual financial and strategic plans. As discussed above, while this results in overlap between the metrics used in our annual and long-term incentives, the Compensation Committee believes these metrics are key indicators of both short- and long-term performance outcomes. It takes this overlap into careful consideration in determining the payout level, payout curve and weighting of each metric to achieve an appropriate level of focus across the four key drivers of our performance that underpin our short- and long-term incentives: Revenue, AFFO/Share, relative total shareholder return and Digital Services Revenue.
As the chart included in “Performance Against Annual Incentive Plan Targets” below illustrates, the ability to earn above-target payouts under our annual incentive program is tied primarily to over performance with respect to AFFO/Share to collectively focus all employees, including executives, on operating profitably. In addition, we use Revenue to focus our team on overall delivery–both maintaining existing revenue and growth during the year. The relative stability of this metric enables us to establish a very narrow performance band, where at least 95% of target must be achieved in order to meet threshold performance, and there is no above-target earning opportunity. Lastly, given the Compensation Committee’s view of the criticality of both Revenue and AFFO/Share to measuring near-term performance, at least threshold achievement of both metrics is necessary in order for any funding to be earned under the annual incentive. In total, the maximum amount that may be paid to named executive officers under our annual incentive plan is 132% of target.

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The annual incentive structure is as follows:
Calculation Methodology

Measure		Weighting	Purpose	Payout Curve*
Revenue**
The revenue goal focuses our team on overall delivery by motivating our executives and employees to achieve continued growth in the business. The revenue goal that was set under the 2023 operating plan reflected anticipated continued growth across the global platform based on historical performance, the addressable market and our available inventory.

AFFO/Share**
The AFFO/Share goal was used to further align executive and employee incentives with the interests of our stockholders by focusing management on profit on a per share basis through nondilutive growth to AFFO. The AFFO/Share goal set under the 2023 operating plan contemplated delivery of services to customers, operating leverage, investments in the business, expansions in key markets, capital markets activity and dividend distributions to our stockholders.

Strategic Modifier (± 10%)	Social Aspirational Goals
The components of the Strategic Modifier, which is applied as a multiplier if at least the threshold revenue and threshold AFFO/Share goals are achieved, were selected to incentivize our executives to achieve our environmental and social aspirational goals and digital services revenue growth strategies.

Environmental Targets
Digital Services Revenue

*	Payouts for results between performance levels are interpolated on a straight-line basis.
**	For any funding, both Revenue and AFFO/ Share must reach the threshold goal.

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The 2023 annual target bonus opportunities for each named executive officer were as follows:

Name	2022 Bonus Opportunity (% Base Salary)	2023 Bonus Opportunity (% Base Salary)	2023 Target Bonus Award ($)

Charles Meyers	150	150	1,575,000
Keith Taylor	110	110	748,000
Mike Campbell	90	90	474,300
Scott Crenshaw	90	90	477,000
Brandi Galvin Morandi	100	100	620,000
Karl Strohmeyer	100	100	635,000
Performance Against Annual Incentive Plan Targets
The following chart sets forth our results for 2023 relative to the targets established for each metric. These results and associated payouts reflect formulaic outcomes based solely on corporate performance, without regard to individual performance. Although the Compensation Committee retains discretion to adjust payouts based on its assessment of additional factors, including qualitative factors, if any, that the Compensation Committee deems relevant to the assessment of individual or corporate performance, it did not exercise any discretion with respect to annual incentive payouts for 2023.

The AIP Metrics and Strategic Modifier targets and results for 2023 were as follows:

Metric	Threshold	Target	Maximum(1)	Reported Result(1)(2)	Adjusted Results(3)	% of Target Achieved	Payout

Revenue	$7,603.0M	$8,003.2M	n/a	$8,188M	$7,935M	99.1%	83%

AFFO/Share	$28.86/Share	$30.38/Share	$31.29/Share	$32.25/Share(4)	$30.97/Share	101.9%	126%

					Combined Result		104%
X

	Social Aspirations (% Achieved)	Environmental Aspirations (% Achieved)	Digital Services Revenue (% Achieved)	Payout

Strategic Modifier (± 10%)	95%	105%	93%	97%
			Final Payout	101%
(1)To the extent the strategic modifier was fully achieved, the maximum amount that may be paid to named executive officers under the plan is 132% (i.e., 120% of target + achievement of the strategic modifier at the maximum 10% level).
(2)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.

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(3)Programmatic adjustments under the annual incentive plan are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2023 adjustments to Revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, certain sales allowance impacts, and other normalizing items not contemplated by Equinix at the time the performance goals were established.
(4)Our AFFO/Share reported result of $32.25 excludes $0.14 of integration costs, which were also excluded from the targets. The as-reported results were $32.11.

Spotlight on Environmental 2023 Strategic Modifier Results

	Category	Metric Description	Beginning of Year Baseline	Improvement Target	Year End Achievement

Environmental	Energy Efficiency	Power Usage Effectiveness improvement of 4% year-over-year reduction	1.46	1.44	1.42
	Long-Term Climate Target	Develop long-term climate strategy and plan of action	–	–	Achieved
	Renewable Energy	Maintain or exceed 95% global renewable energy coverage in 2023	96%	≥95%	96%
	Water Usage	Establish internal site-level water usage effectiveness targets and complete global water withdrawal baseline	–	–	Achieved
We attained 95% achievement of our social aspirations during 2023, which related to workforce representation. We increased diversity in all areas while not achieving our aspirational goals. Digital Services revenue goals for 2023 were $578.6 million at threshold, $638.1 million at target and $707.2 million at maximum; actual achievement for the year was $594.9 million. Based on these collective results, the annual incentive plan paid out at 101%, resulting in the payouts set forth below. The annual incentive bonus was paid in the form of fully vested RSUs, as was done in 2022, which is designed to allow Equinix to retain more cash in the business to fund our investments and to further align the executives’ incentives with our stockholders’ interests.

Name	2023 Annual Incentive Paid(1) ($)	Number of RSUs Awarded(2) (#)

Charles Meyers	1,590,750	1,754
Keith Taylor	755,480	833
Mike Campbell	479,043	528
Scott Crenshaw	481,770	531
Brandi Galvin Morandi	626,200	690
Karl Strohmeyer(3)	0	0
(1)Calculated based on the base salary in effect at year-end
(2)This value of the bonus award was delivered in the form of fully vested RSUs paid in shares with the number of shares calculated using a stock price of $906.64, which was the closing price of Equinix’s common stock on Mar. 6, 2024, the date the RSUs were granted. Cash was paid in lieu of any fractional shares.
(3)Mr. Strohmeyer resigned from Equinix, Inc. as of Aug. 1, 2023, and was not eligible for these payments.

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Long-Term Equity Compensation
As part of our annual compensation program, we provide long-term incentive awards using a mix of time-based and performance-based equity. The Compensation Committee believes that stock awards encourage executive performance by focusing on long-term stockholder value.
Our equity awards also accrue dividend equivalents, which vest on the same schedule as the underlying award and are settled in cash, and therefore no dividend equivalents are paid on awards unless and until the underlying award becomes earned and vested.
2023 Long-Term Incentive Design
The Compensation Committee determined that it was appropriate to maintain its existing framework for purposes of 2023 long-term incentive compensation awards. Award components and weightings, as set forth below, also remained consistent in 2023.

Measure		Payout Curve*	Weighting	Purpose

Financial Incentive PSU Award	Revenue
A performance-based award based on revenue, AFFO/Share performance, and digital services revenue to focus management on (1) revenue growth, (2) nondilutive growth to AFFO and (3) our long-term priority of growing our digital services business.

AFFO/Share
Digital Services Revenue
rTSR PSU Award				A performance-based award based on relative TSR as a means of further aligning management incentives and stockholder interests.
Service-Based RSU Award
A service-based award (the “Service-Based Award”) as an appropriate retention balance to our performance-based awards, while still tying executives’ interests to our stock price performance over the vesting schedule.

*Payouts for results between performance levels are interpolated on a straight-line basis.

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The following table presents the overall target value and number of shares that could/can be earned by each named executive for each equity award component. See the section entitled “2023 Grants of Plan-Based Awards” elsewhere in this proxy statement for the values related to each award component.

Names	Target Award Value ($)	Financial Incentive Award (#)	rTSR Incentive Award (#)	Service-Based Award (#)

Charles Meyers	20,000,000	11,178	5,589	11,177
Keith Taylor	9,572,000	5,350	2,675	5,349
Mike Campbell	6,500,000	3,633	1,816	3,633
Scott Crenshaw	5,000,000	2,795	1,397	2,794
Brandi Galvin Morandi	6,000,000	3,353	1,677	3,353
Karl Strohmeyer	8,500,000	4,751	2,375	4,750
Service-Based Awards
The Service-Based Awards granted in 2023 are scheduled to vest in three equal tranches on the first trading day that coincides with or follows January 15th in each of 2024, 2025 and 2026, subject to the recipient’s continued service on each vesting date.
Long-Term Incentive Performance Against Targets
2023 Financial Incentive Awards
The amount that could be earned under these awards could range from 0% to 200% of target. Like the awards in 2022, the 2023 awards used a one-year performance period, followed by service-based vesting over the following two years. Specifically, fifty percent of any earned RSUs vested upon the date of financial performance certification in Feb. 2024; 25% of the earned RSUs will vest on Feb. 15, 2025; and the remaining 25% of the earned RSUs will vest on Feb. 15, 2026, in each case, subject to the recipient’s continued service through each vesting date. The Compensation Committee deemed this structure to be appropriate given our recurring revenue business model makes one-year performance highly impactful on our long-term success, and allows for more rigorous goal-setting than a three-year performance period. The Committee also considered that this structure is consistent with the practices of many of the peer companies with whom we compete for talent.

Metric		Threshold	Target	Maximum	Weight	Adjusted Results(2)	% of Target Achieved	Payout

Financial Incentive Award(1)	Revenue	$7,603.0M	$8,003.2M	$8,403.4M		$7,935M	99.1%	83%

	AFFO/Share	$28.86/Share	$30.38/Share	$33.42/Share		$30.97/Share	101.9%	113%

	Digital Services Revenue	$573.8M	$638.1M	$702.4M		$594.9M	93.2%	32%

						Combined Result		82%
(1)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.

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(2)Programmatic adjustments under the financial incentive awards are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2023 adjustments to Revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, certain sales allowance impacts, and other normalizing items not contemplated by Equinix at the time the performance goals were established.

For each metric noted above, the number of RSUs earned was determined upon certification by the Compensation Committee that Equinix had achieved at least the threshold performance level noted above. In setting these goals, the Compensation Committee sought to incentivize stretch performance by setting threshold goals in alignment with the Company’s 2023 operating plan, with target goals requiring performance meaningfully above plan. Performance against these goals was adjusted in the same manner as described above with respect to our annual incentive awards.
2023 TSR Awards
The number of shares to be earned under the TSR Performance-Based Awards granted in 2023 will be determined based on the TSR of EQIX as measured against the TSR of the Russell 1000 over a three-year performance period, calculated using the 30-day trading averages for both EQIX and the Russell 1000 prior to the start (Jan. 1, 2023) and the end (Dec. 31, 2025) of the performance period. The number of RSUs vesting under the TSR Performance-Based Awards scale up or down such that the target shares increase or decrease by 2% for every 1% that Equinix’s TSR exceeds or falls below the Russell 1000. Accordingly, payouts are reduced meaningfully for performance below target, and no payout can be achieved for performance that falls 50% or more below the TSR of the Russell 1000 over the performance period. The Compensation Committee believes a broad-based index like the Russell 1000 index, rather than a specific REIT or technology industry index, is most appropriate given the effect of the Company’s hybrid Technology-REIT business on our competitive and marketing positioning discussed in the section entitled, “Our Compensation Peer Group” below.
The maximum number of shares that can be earned under this award is 200% of target. Vesting will occur in early 2026 upon certification by the Compensation Committee of actual TSR for the performance period, subject to the recipient’s continued service through the vesting date.
2021 TSR Awards Achievement
In January 2024, the Compensation Committee certified performance under the 2021 TSR Performance-Based Awards that measured the TSR of EQIX against the TSR of the Russell 1000 over the three-year performance period ending December 31, 2023.

Metric	Threshold	Target	Maximum	Weight	Results	Payout

rTSR Performance-Based Award	-50%	Median	+50%		7.78% less than R1000 median 3-year TSR performance	A payout of 84.44% of the target number of shares.

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Equity Received
Based on these results, each named executive officer received 82% of his or her target 2023 Financial Incentive Award and 84.44% of their target 2021 TSR award as follows:

Names	Release Date	Financial Performance Award Shares Earned for 2023 Performance Period (#)	Release Date	TSR Award Shares Earned for 2021-2023 Performance Period (#)

Charles Meyers	02/12/2024	4,583	01/16/2024	4,698
Keith Taylor	02/12/2024	2,194	01/16/2024	1,661
Mike Campbell	02/12/2024	1,489	01/16/2024	1,057
Scott Crenshaw (1)	02/12/2024	1,146	01/16/2024	–
Brandi Galvin Morandi	02/12/2024	1,375	01/16/2024	1,259
Karl Strohmeyer (2)	–	–	–	–
(1)Mr. Crenshaw commenced work at Equinix in Aug. 2022 and therefore did not hold this award.
(2)Mr. Strohmeyer resigned from Equinix, Inc. as of Aug. 1, 2023, and was not eligible for these payments.

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COMPENSATION DECISION-MAKING FRAMEWORK
Governance Policies and Practices
Our executive compensation philosophy is complemented by the following governance best practices:

WHAT WE DO

Compensation Practice	Company Policy

Pay for performance	The majority of named executives’ target total direct compensation is performance-based and tied to pre-established goals aligned with our short- and long-term strategic objectives.
Rigorous Performance Goals	We ensure all program metrics— including strategic and sustainability goals—are objective and require stretch performance.
Stockholder Engagement	We are committed to ongoing engagement with our stockholders and feedback received informs our compensation decision-making.
Limit on cash severance
We will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.

Stock ownership guidelines
Our chief executive officer and his direct reports (including the named executive officers) are subject to stock ownership guidelines, at a level of six times and three times base salary, respectively. We do not count unearned performance awards or unvested awards toward these guidelines.

Independent committee	The Compensation Committee is comprised solely of independent members of our Board.
Independent consultant	An independent compensation consultant, Compensia, is retained directly by the Compensation Committee and performs no other work for Equinix.
Tally sheets	The Compensation Committee reviews tally sheets when making executive compensation decisions.
Compensation risk assessment
In March 2024, we conducted a risk assessment of our compensation programs and presented the results to the Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs are not reasonably likely to have a material adverse effect on Equinix.

Limited tax gross-ups
Named executive officers at Equinix are not offered any tax gross-ups (other than in connection with expenses related to our annual sales reward trip, a relocation or international assignment) or in limited cases in connection with California state tax gross-ups for non-California residents.

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WHAT WE DON’T DO

Compensation Practice	Company Policy

No single trigger vesting	Our named executive officers are not offered single trigger vesting on a change-in-control.
No significant perquisites	Our named executive officers are not offered significant perquisites.
No hedging allowed
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts. No categories of hedging transactions are specifically permitted.

No pledging allowed absent exception
Our executives (including the named executive officers) and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis.

Our Compensation Peer Group
Our compensation peer group is made up of technology companies with similar financial characteristics to Equinix and also includes a targeted number of REITs. This mix was intentionally developed to more heavily weight technology companies with whom we primarily compete for executive talent, and to reflect Equinix’s market-leading position as the largest data center REIT globally. The Compensation Committee does not believe that a peer group composed predominantly of REITs would appropriately reflect the Company’s scale or talent pool.

Criteria considered*:
8Revenues of approximately 0.5x to 2x Equinix’s trailing four quarters of revenue
8Market capitalization of approximately 0.33x to 3x Equinix’s then-current 30 trading day average
8Whether we compete with the company for executive talent
8With respect to REITs, the similarity of scale and data center focus

*Each peer group member was chosen based on one or more of the factors listed above, but not all factors are relevant for all peer companies.

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As part of our annual review process, we make adjustments to our peer group as necessary to account for M&A activity over the course of the year, and to ensure our peers continued to meet the criteria outlined above.
Following this review, no changes were made to the peer group used for purposes of the Compensation Committee’s 2023 compensation review and decisions, which consisted of the following 20 companies.

TECHNOLOGY	REITS

Activision Blizzard
Adobe
Akamai Technologies
Autodesk
Cerner
Citrix Systems	American Tower
eBay	Crown Castle Intl
Electronic Arts	Digital Realty Trust
Intuit	Prologis
Palo Alto Networks
Salesforce
ServiceNow
Splunk
Synopsys
VMware
Workday

While the Compensation Committee reviews the market data in determining compensation, it does not specifically target a certain percentile of the market for overall compensation or for any particular element of compensation. Instead, it considers the overall range of the market data, as well as the alignment of the position in the overall market to the executive’s actual role and responsibilities, when setting compensation for an executive role. Based on this information, the company seeks to provide a competitive base salary and target bonus, and to concentrate the executive’s compensation in his or her equity awards, to better align the executive’s interests with those of our stockholders and to focus on our overall long-term performance.
The Compensation Committee uses peer group survey data, proxy statement data and the AON/Radford High Technology compensation survey to define our competitive market. We used market data from a subset of the AON/Radford High Technology compensation survey to support benchmarking for our executive positions for 2023 compensation decisions. In 2022, we also participated in the AON/Radford High Technology compensation survey and used market data from a subset of the survey to support benchmarking for our executive positions for 2023 compensation decisions.

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Compensation-Setting Process
Talent, Culture and Compensation Committee
Our executive compensation program is designed and administered under the direction and oversight of the Compensation Committee. The Compensation Committee reviews and approves our overall executive compensation program, policies and practices, and sets the compensation of our named executive officers. In doing so, the Compensation Committee reviews the executive compensation levels of our named executive officers at least annually to determine positioning to the competitive market.
The Compensation Consultant
The Compensation Committee engages Compensia as its independent consultant to advise it on matters related to compensation for directors, executive officers and other key employees, and on best practices to follow as it reviews and makes decisions on Equinix’s compensation programs. The compensation consultant reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace the consultant at any time.
In connection with the 2023 compensation decisions, Compensia provided the Compensation Committee with a review of incentive practices, including current practices, market practices and potential alternatives; assessed our compensation relative to peer and broader market practices; reviewed cash and equity compensation pay levels; and proposed changes to pay levels and performance metrics for the Compensation Committee’s review and discussion. This process includes the use of “tallysheets” outlining the total dollar compensation paid to each named executive officer in 2019-2022, including base salary, annual incentive compensation, long-term equity compensation and other compensation.
Compensia continues to advise the Compensation Committee on an ongoing basis, and a representative from the firm attends most Compensation Committee meetings. Compensia also provides routine updates to the Compensation Committee regarding legal and regulatory trends. In 2023, Compensia also provided the Compensation Committee with compensation governance support as requested, including review of compensation-related disclosures. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and concluded that Compensia’s work for the Compensation Committee does not raise a conflict of interest and that Compensia is independent under such standards.

Our CEO and Management
Members of management support the Compensation Committee in its work by preparing periodic analysis and modeling related to our compensation programs and providing frequent updates on programs that fall under the Compensation Committee’s responsibility.
The chief executive officer, as the manager of the executive team, assesses the named executive officers’ contributions to Equinix’s performance and makes a recommendation to the Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than himself. The chairperson of the Compensation Committee conducts a similar evaluation of our chief executive officer, Mr. Meyers. The chief executive officer, or the Compensation Committee chair in the case of the chief executive officer, recommends any adjustments to each element of compensation in light of their assessment of the competitiveness of the executive’s compensation and the additional factors noted above, with the goal of paying each executive competitively based on an assessment of their overall performance and situation.
Equinix’s chief executive officer attends Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Compensation Committee for review and approval, but is not present during any discussion of his own compensation.

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OTHER COMPENSATION PRACTICES AND POLICIES
Severance, Change-In-Control and Other Post-Employment Programs
As described in detail under “Potential Payments Upon Termination or Change-In-Control” in this proxy statement, we offer our named executive officers a cash severance payment equal to 200% of the officer’s annual base salary plus target bonus, and accelerated vesting of equity awards, in the event of a qualifying termination after a change-in-control (i.e., a “double-trigger” severance benefit). Additionally, certain executive officers are entitled to 100% of the officer’s annual base salary plus target bonus in the event of a qualifying termination absent a change-in-control. We operate in a highly competitive market and industry and in geographic regions that are exceptionally competitive for executive talent. We believe these benefits are important to attract and retain top talent, and to be appropriately consistent with market practices. Further, in the event of a change-in-control of Equinix, we believe these provisions protect stockholders’ interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing any bias the executive officers might have in evaluating acquisition proposals. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary or constructive termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.

Benefits and Perquisites
Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our 401(k) plan, for which all U.S. employees, including the named executive officers, are eligible. In 2023, the maximum match was $9,900. In addition, the Compensation Committee has approved an executive physical program to proactively manage health risks for our executive officers.
RSU awards granted to all Equinix employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of performance RSUs, that the RSUs have been earned based on actual performance results. We believe this to be an appropriate market benefit to offer to our employees and their families.
In 2023, our named executive officers had family accompany them to certain company events. Certain of our named executive officers are also offered Global Services membership with United Airlines at no additional cost to Equinix. Finally, certain of our named executive officers used our executive physical program.
None of our named executive officers received tax gross-ups or other amounts during 2023 for the payment of taxes in connection with any compensation payments, except for Mr. Crenshaw who is a Texas resident and received tax gross-ups related to his pay for California tax purposes. However, all other named executive officers received tax gross-ups for the taxable amount of the expenses related to attendance at our annual sales reward trips in 2023.
For a complete summary of perquisites received by the named executive officers in 2023, see the 2023 Summary Compensation Table elsewhere in this proxy statement.

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Stock Ownership Guidelines
The Compensation Committee has adopted stock ownership guidelines designed to closely align the interests of our senior leaders (including our named executive officers) with the long-term interests of our stockholders. In Feb. 2024, the Compensation Committee increased these guidelines. Under these enhanced guidelines, our executive officers are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:
•CEO: Six times base salary
•CEO executive staff (including all executive officers other than the CEO): Three times base salary
Each executive officer is expected to meet the new applicable guideline level within two years, or within five years of becoming subject to these requirements, and to continuously own sufficient shares to meet the guideline level for as long as they remain an executive officer.
As of December 31, 2023, all executives subject to the guidelines were in compliance.
Shares that count toward satisfaction of the stock ownership guidelines include shares owned outright and vested but deferred RSUs.

Clawback Policy
We maintain a policy related to the recoupment of incentive compensation paid to executive officers commonly referred to as a clawback policy consistent with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related Nasdaq listing standards.

Prohibition of Hedging and Pledging
Our Securities Trading Policy prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts. Our executives and members of the Board are also prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis.

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TALENT, CULTURE AND COMPENSATION COMMITTEE REPORT
Equinix’s Talent, Culture and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Talent, Culture and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.
The Talent, Culture and Compensation Committee:
Sandra Rivera, Chairperson
Nanci Caldwell
Jeetu Patel

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Executive compensation tables and related information
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix’s “principal executive officer” or Equinix’s “principal financial officer” during the fiscal year, and Equinix’s three other most highly compensated executive officers for the fiscal year (collectively, our “named executive officers”).

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Charles Meyers Chief Executive Officer & President	2023	1,050,000	—	22,821,961	503	54,988(5)	23,927,452
	2022	1,050,000	—	21,145,956	297	86,675	22,282,928
	2021	1,050,000	—	22,150,441	256	47,496	23,248,193
Keith Taylor Chief Financial Officer	2023	680,000	—	10,916,747	249	45,808(6)	11,642,804
	2022	680,000	—	8,607,310	1	34,517	9,321,828
	2021	680,000	—	8,023,062	544	8,550	8,712,156
Mike Campbell Chief Sales Officer	2023	527,000	—	7,379,092	337	34,820(7)	7,941,249
	2022	527,000	—	6,115,944	67	9,222	6,652,233
	2021	527,000	—	5,102,237	252	7,269	5,636,758
Scott Crenshaw EVP and GM, Digital Services(8)	2023	530,000	—	5,789,315	344	18,218(9)	6,337,877
	2022	207,725	—	7,672,608	5	14,902	7,895,240
Brandi Galvin Morandi Chief Legal & Human Resources Officer	2023	620,000	—	6,994,997	618	44,738(10)	7,660,353
	2022	620,000	—	6,299,165	428	16,575	6,936,168
	2021	619,308	—	6,133,554	417	5,948	6,759,227
Karl Strohmeyer(12) Chief Customer & Revenue Officer	2023	471,976	—	9,023,282	—	50,358(11)	9,545,616
	2022	635,000	—	8,464,342	589	10,558	9,110,489
	2021	635,000	—	7,558,726	581	8,550	8,202,857
(1)Reflects calendar year amount paid in 2023.
(2)Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2023, includes the following stock awards granted to our named executive officers: (a) performance-based stock awards tied to revenue, digital services revenue and AFFO/Share performance for fiscal 2023, for which the amounts in this column were determined assuming earning of 100% of the target grant date fair value, which was determined to be the probable outcome at the time of grant; the following amounts represent the value of these awards at the grant date of Feb. 14, 2023 assuming the maximum level of 200% is achieved : $16,283,829 (Meyers), $7,793,365 (Taylor), $5,291,971 (Campbell), $4,071,139 (Crenshaw), $4,885,513 (Morandi) and $6,920,718 (Strohmeyer); (b) performance-based stock awards tied to relative Total Stockholder Return (TSR), for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards; (c) service-based stock awards; and (d) performance-based bonus awards earned under the 2023 annual incentive plan and required to be paid in the form of fully vested RSUs, for which the amounts in this column represent a payout at 101% of the target bonus for each named executive officer (except for any fractional RSUs that were paid in cash, the dollar amount of which is shown in the “Non-Equity Incentive Plan Compensation” column) as described in footnote 3. For 2022 and 2021, includes performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2022 and 2021, respectively, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant. See Note 13 of the notes to our consolidated financial statements

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in our Annual Report on Form 10-K filed with the SEC on Feb. 16, 2024, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(3)The 2023 annual incentive plan provided for payment of bonuses based on performance, and as in recent years, amounts earned by the named executive officers were required to be paid in fully vested RSUs (with any fractional RSUs being paid in cash), rather than payment of the entire bonus in cash. The portion of the bonus payable in the form of RSUs that was earned under the 2023 annual incentive plan is included in the “Stock Awards” column for 2023 and the cash amount paid in respect of fractional RSUs is included in the “Non-Equity Incentive Plan Compensation” column for 2023. On Feb. 9, 2024, the Talent, Culture and Compensation Committee determined that the bonuses under the 2023 annual incentive plan for the named executive officers would be paid at 101% of target based on actual performance in the following amounts: $1,575,000 (Meyers), $748,000 (Taylor), $474,300 (Campbell), $477,000 (Crenshaw), and $620,000 (Morandi). The portion of these bonus amounts that was paid in fully vested RSUs is included in the “Stock Awards” column for 2024 (with the dollar value of any fractional RSUs that were paid in cash shown in the “Non-Equity Incentive Compensation” column). On Mar. 6, 2024, the following number of fully vested RSUs was issued to each named executive officer in payment of the 2023 bonus awards: 1,754 (Meyers), 833 (Taylor), 528 (Campbell), 531 (Crenshaw), and 690 (Morandi) (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on the grant date of Mar. 6, 2024). The performance criteria and other terms of the 2023 annual incentive plan are discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement.
(4)Amounts include matching contributions made by Equinix to the named executive officers’ respective 401(k) plan accounts. All Equinix U.S. employees are eligible for our 401(k) plan matching program.
(5)For Mr. Meyers in 2023 includes spousal travel to certain company-sponsored events and $21,560 in tax reimbursements and gross-ups related to the 2023 annual sales reward trip.
(6)For Mr. Taylor in 2023 includes spousal travel to certain company-sponsored events, $17,221 in tax reimbursements and gross-ups related to the 2023 annual sales reward trip, and benefits under the executive physical program.
(7)For Mr. Campbell in 2023 includes spousal travel to certain company-sponsored events and $10,579 in tax reimbursements and gross-ups related to the 2023 annual sales reward trip.
(8)Mr. Crenshaw commenced work at Equinix in Aug. 2022.
(9)For Mr. Crenshaw, includes reimbursement for expenses relating to travel to our headquarters in Redwood City, CA.
(10)For Ms. Morandi in 2023 includes spousal travel to certain company-sponsored events and $17,076 in tax reimbursements and gross-ups related to the 2023 annual sales reward trip.
(11)For Mr. Strohmeyer in 2023 includes spousal travel to certain company-sponsored events, $16,973 in tax reimbursements and gross-ups related to the 2023 annual sales reward trip, and benefits under the executive physical program.
(12)Mr. Strohmeyer resigned from Equinix, Inc. and his role as chief customer and revenue officer as of Aug. 1, 2023. He is included in this CD&A as required by Regulation S-K, Item 402 (a)(3)(iv).

Equinix has not entered into employment agreements with any of the named executive officers, other than at-will offer letters. Equinix has entered into severance agreements pursuant to which each named executive officer is entitled to cash severance upon certain terminations of employment, and our named executive officers are also entitled to equity vesting acceleration benefits in connection with certain terminations of employment and a change-in-control of Equinix, as well as if, in a change-in-control, the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards. See the section entitled “Potential Payments upon Termination or Change-in-Control” elsewhere in this proxy statement for detailed information.
Equinix does not have defined benefit pension plans or non qualified deferred compensation plans for the named executive officers.

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2023 GRANTS OF PLAN-BASED AWARDS
The table below sets forth each non-equity incentive plan award and equity award granted to Equinix’s named executive officers during or in respect of fiscal year 2023 (with the exception of RSUs granted in payment of our 2022 annual incentive plan bonuses which were previously disclosed in the 2022 Grants of Plan-Based Awards table in our 2023 proxy statement).

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards(2) ($)

			Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)

Charles Meyers	02/14/2023(3)	02/14/2023		—	11,178	22,355		8,142,279
	02/14/2023(4)	02/14/2023		1,118	5,589	11,178		4,947,886
	02/14/2023(5)	02/14/2023					11,177	8,141,550
	03/06/2024(6)	02/09/2024					1,754	1,590,247
Keith Taylor	02/14/2023(3)	02/14/2023		—	5,350	10,699		3,897,047
	02/14/2023(4)	02/14/2023		535	2,675	5,350		2,368,151
	02/14/2023(5)	02/14/2023					5,349	3,896,319
	03/06/2024(6)	02/09/2024					833	755,231
Mike Campbell	02/14/2023(3)	02/14/2023		—	3,633	7,265		2,646,350
	02/14/2023(4)	02/14/2023		363	1,816	3,633		1,607,687
	02/14/2023(5)	02/14/2023					3,633	2,646,350
	03/06/2024(6)	02/09/2024					528	478,706
Scott Crenshaw	02/14/2023(3)	02/14/2023		0	2,795	5,589		2,035,934
	02/14/2023(4)	02/14/2023		279	1,397	2,794		1,236,750
	02/14/2023(5)	02/14/2023					2,794	2,035,205
	03/06/2024(6)	02/09/2024					531	481,426
Brandi Galvin Morandi	02/14/2023(3)	02/14/2023		—	3,353	6,707		2,442,392
	02/14/2023(4)	02/14/2023		335	1,677	3,353		1,484,631
	02/14/2023(5)	02/14/2023					3,353	2,442,392
	03/06/2024(6)	02/09/2024					690	625,582
Karl Strohmeyer	02/14/2023(3)	02/14/2023		—	4,751	9,501		3,460,723
	02/14/2023(4)	02/14/2023		475	2,375	4,750		2,102,564
	02/14/2023(5)	02/14/2023					4,750	3,459,995
(1)Our 2023 annual incentive plan provided for payment of bonuses based on the achievement by Equinix of the revenue and AFFO/Share goals in its 2023 operating plan, as adjusted by the Strategic Modifier, with amounts earned by the named executive officers to be paid in the form of fully vested RSUs and any fractional shares being paid in cash. Because each individual’s target bonus is a specified percentage of base salary, the target bonus amount is based on the annual base salary in effect at the end of the year when bonuses are calculated. On Feb. 9, 2024, the Talent, Culture and Compensation Committee determined that the bonuses under the 2023 annual incentive plan for the named executive officers would be paid at 101% of target based on actual performance. For Mr. Meyers, Mr. Taylor, Mr. Campbell, Mr. Crenshaw, and Ms. Morandi, the amounts shown in the “All Other Stock Awards” column of this table include the number of RSUs that were granted on Mar. 6, 2024, with respect to the bonuses earned under our 2023 annual incentive plan (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on Mar. 6, 2024, of $906.64, rounded down to the nearest whole share). Additional

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information on the payment of the 2023 annual incentive plan bonuses is set out in footnote 4 to the Summary Compensation Table and footnote 6 to this table.
(2)The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. Also see Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 16, 2024, for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.
(3)These are performance-based RSUs eligible to be earned based on revenue, digital services revenue and AFFO/Share goals for fiscal 2023. None of these RSUs would be earned unless Equinix achieved greater than 95% of revenue and/or AFFO/Share goals for 2023, with the actual number of RSUs (ranging from the “threshold” to the “maximum” amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest, subject to continued service as follows: 50% in Feb. 2024 and an additional 25% in each of Feb. 2025 and Feb. 2026. As further described in “Compensation Discussion and Analysis” above, in Feb. 2024, our Talent, Culture and Compensation Committee determined that the number of RSUs earned was at 82% of the target level, based on our achievement of our 2023 revenue, digital services revenue and AFFO/Share goals. These RSUs were granted under our 2020 Equity Incentive Plan.
(4)These are performance-based RSUs eligible to be earned based on relative TSR over a three-year period. The RSUs may be earned based on achievement of relative TSR for the three-year period from 2023 through 2025, as further described above in “Compensation Discussion and Analysis.” The extent to which these RSUs are earned will be determined in early 2026, at which time they will vest to the extent earned. These RSUs were granted under our 2020 Equity Incentive Plan.
(5)These service-based RSUs vest over three years in equal annual installments on Jan. 15 (or next subsequent trading day) of each of 2024, 2025 and 2026. These RSUs were granted under our 2020 Equity Incentive Plan.
(6)Amounts in this row reflect the bonus awards payable in the form of fully vested RSUs granted under the 2023 annual incentive plan, as further explained in footnote 1 to this table and in footnote 4 to the Summary Compensation Table. The Grant Date of Mar. 6, 2024 shown is the date on which RSUs were granted to each named executive officer in payment of their 2023 bonus awards (with any fractional RSUs paid in cash), as approved by the Talent, Culture and Compensation Committee. The Approval Date of Feb. 9, 2024 shown is the date on which the Talent, Culture and Compensation Committee determined that the bonuses under the 2022 annual incentive plan for the named executive officers would be paid at 101% of target. These RSUs were granted under our 2020 Equity Incentive Plan.

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of Dec. 31, 2023. None of our named executive officers held outstanding stock options at Dec. 31, 2023.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Charles Meyers	3,199	(2)	2,699,188
	7,160	(3)	5,959,125
	9,165	(4)	7,514,200
	3,709	(5)	3,129,506
	7,517	(6)	6,256,249
	11,177	(7)	9,163,799
	4,698	(8)	3,963,984
				11,277	(9)	9,385,622
				11,178	(10)	9,164,619
Keith Taylor	1,131	(2)	954,293
	2,864	(3)	2,383,650
	4,386	(4)	3,595,994
	1,311	(5)	1,106,169
	3,007	(6)	2,502,666
	5,349	(7)	4,385,538
	1,661	(8)	1,401,485
				4,511	(9)	3,754,415
				5,350	(10)	4,386,358
Mike Campbell	719	(2)	606,663
	2,062	(3)	1,716,161
	2,978	(4)	2,441,603
	834	(5)	703,696
	2,164	(6)	1,801,054
	3,633	(7)	2,978,624
	1,057	(8)	891,854
				3,248	(9)	2,703,245
				3,633	(10)	2,978,624
Scott Crenshaw	2,291	(4)	1,878,345
	2,794	(7)	2,290,745
				2,794	(10)	2,290,745
	7,122	(11)	5,883,342
Brandi Galvin Morandi	857	(2)	723,102
	2,062	(3)	1,716,161
	2,749	(4)	2,253,850
	994	(5)	838,697
	2,164	(6)	1,801,054
	3,353	(7)	2,749,058
	1,259	(8)	1,062,294
				3,248	(9)	2,703,245
				3,353	(10)	2,749,058

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(1)Computed in accordance with SEC rules as the number of unvested units (which include accrued dividend equivalent units) multiplied by the closing price of Equinix’s common stock on the last trading day at the end of the 2023 fiscal year, which was $805.39 on Dec. 29, 2023. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix’s common stock.
(2)These performance-based units were granted in fiscal 2021 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2021 revenue and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2021, as determined in Feb. 2022, with 50% of the RSUs vesting in Feb. 2022 and 25% of the RSUs vesting in each of Feb. 2023 and Feb. 2024.
(3)These performance-based units were granted in fiscal 2022 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2022 revenue, digital services revenue, and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2022, as determined in Feb. 2023, with 50% of the RSUs vesting in Feb. 2023 and 25% of the RSUs vesting in each of Feb. 2024 and Feb. 2025.
(4)These performance-based units were granted in fiscal 2023 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2023 revenue, digital services revenue, and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2023, as determined in Feb. 2024, with 50% of the RSUs vesting in Feb. 2024 and 25% of the RSUs vesting in each of Feb. 2025 and Feb. 2026.
(5)These service-based units were granted in fiscal 2021 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2022, 2023 and 2024.
(6)These service-based units were granted in fiscal 2022 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2023, 2024 and 2025.
(7)These service-based units were granted in fiscal 2023 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2024, 2025 and 2026.
(8)These performance-based units were granted in fiscal 2021 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2023. The share numbers in this table represent the number of units that were earned based on actual TSR performance for this period which reflects a payout at 84.44% of the target level as determined by our Talent, Culture and Compensation Committee. The units vested on Jan. 16, 2024.
(9)These performance-based units were granted in fiscal 2022 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2024. The share numbers in this table represent the maximum potential payout. The units, to the extent earned, will vest in early 2025 upon determination by our Talent, Culture and Compensation Committee.
(10)These performance-based units were granted in fiscal 2023 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2025. The share numbers in this table represent the maximum potential payout. The units, to the extent earned, will vest in early 2026 upon determination by our Talent, Culture and Compensation Committee.
(11)These service-based units were granted in fiscal 2022 and vest, subject to continuous service throughout the vesting period, in six equal semiannual installments on Mar. 1 and Sept. 1 of each of 2023, 2024 and 2025.

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2023 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of RSUs that vested during fiscal year 2023 including the fully vested RSUs issued in payment of the 2022 annual incentive plan awards. None of our named executive officers acquired shares upon exercise of options during fiscal year 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Charles Meyers	33,305	24,675,102
Keith Taylor	12,475	9,225,204
Mike Campbell	8,219	6,074,321
Scott Crenshaw	3,927	2,882,393
Brandi Galvin Morandi	9,026	6,664,812
Karl Strohmeyer	11,548	8,540,232
(1)Value realized is based on the fair market value of our common stock on the vesting date, multiplied by the number of shares or units vested, along with any accrued dividend equivalents, and does not necessarily reflect proceeds actually received by the named executive officer.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Severance Agreements
We have entered into severance agreements with each of our named executive officers. Under their severance agreements, Messrs. Meyers and Taylor and Ms. Morandi are entitled to benefits if Equinix terminates their employment for any reason other than cause or if they voluntarily resign for good reason. To receive severance benefits following a change-in-control, Messrs. Meyers and Taylor and Ms. Morandi may not resign for good reason for a four-month period. This “stay-put” clause was requested by the Talent, Culture and Compensation Committee to ensure that the named executive officers stay to assist with any transition after a change-in-control. The severance agreements with our other named executive officers also contain stay-put clauses. The other named executive officers are entitled to severance benefits only if Equinix terminates their employment for any reason other than cause within 12 months after a change-in-control or if they resign for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control.
In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreements for Messrs. Meyers and Taylor and Ms. Morandi provide for the following benefits if the officer signs a general release of claims:
•A lump sum severance payment equal to 100% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).
•If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer’s monthly premium under COBRA for up to the 12-month period following cessation of the officer’s employment.
Under the severance agreements for all named executive officers, if (i) a change-in-control of Equinix occurs and (ii) the officer incurs either an involuntary termination without cause at any time within 12 months following the change-in-control or a resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control, provided that any such resignation occurs within 18 months following the initial existence of the event constituting good reason, then the officer will receive the following benefits if the officer signs a general release of claims:
•A lump sum severance payment equal to 200% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).

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•If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer’s monthly premium under COBRA for up to the 24-month period following cessation of the officer’s employment.
In addition, for qualifying terminations following a change-in-control, the named executive officers may be eligible for accelerated vesting of equity awards as described below under “Equity Vesting Acceleration.”
The severance agreements also contain non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.
In Mar. 2023, our Talent, Culture and Compensation Committee formally resolved to adhere to a practice of limiting any cash severance benefits as a multiple of an executive officer’s annual base salary plus target bonus. As a result, we will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers, or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.
The severance agreements with Messrs. Campbell, Meyers, Taylor and Strohmeyer and Ms. Morandi were entered into with the named executive officers in Oct. 2019 and had a three-year term ending in Oct. 2022. The severance agreement with Mr. Crenshaw was entered into in Aug. 2022 with a three-year term ending in Aug. 2025. The severance agreements are subject to automatic renewal for additional three-year periods unless either party gives at least six months’ advance notice of nonrenewal. None of the named executive officers who entered into severance agreements in Oct. 2019 provided such notice in 2022, and therefore such severance agreements will remain in place until Oct. 2025 when the same terms of automatic renewal will apply. None of the severance agreements provide for tax gross-ups.
The following definitions are used in the severance agreements with our named executive officers:
•In the case of Messrs. Meyers and Taylor and Ms. Morandi, “good reason” for purposes of their severance agreements means:
◦a material diminution in the officer’s authority, duties or responsibilities;
◦a material reduction in the officer’s level of compensation (including base salary and target bonus) other than pursuant to a company wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•In the case of the other named executive officers, “good reason” for purposes of their severance agreements means:
◦a material diminution in the officer’s authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in-control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation, but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;
◦a 10% or greater reduction in the officer’s average level of compensation over the prior three calendar years, determined based on average of annual total direct compensation (meaning total target cash compensation (annual base salary plus target annual cash incentives)) for the prior three calendar years; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•“Cause” for purposes of the severance agreements with all named executive officers means the officer’s unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer’s conviction of, or a plea of “guilty” or “no contest” to a felony or the officer’s gross misconduct.
•The definition of “change-in-control” in the severance agreements with our named executive officers is the same definition as in our 2020 Equity Incentive Plan, described below.

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The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on
Dec. 31, 2023, the last business day of the last fiscal year. Mr. Strohmeyer resigned from the company effective as of Aug. 1, 2023. He did not receive any severance payments as a result of his departure.

	Involuntary Termination Absent Change-In-Control(1)				Involuntary Termination Following Change-In-Control(2)

Name	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(4) ($)	Total ($)	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(5) ($)	Total ($)

Charles Meyers	1,050,000	1,575,000	51,333	2,676,333	2,100,000	3,150,000	102,666	5,352,666
Keith Taylor	680,000	748,000	16,796	1,444,796	1,360,000	1,496,000	33,592	2,889,592
Mike Campbell	—	—	—	—	1,054,000	948,600	64,336	2,066,936
Scott Crenshaw	—	—	—	—	1,060,000	954,000	100,402	2,114,402
Brandi Galvin Morandi	620,000	620,000	25,875	1,265,875	1,240,000	1,240,000	51,750	2,531,750
(1)Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of Equinix.
(2)Assumes a change-in-control of Equinix followed by a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause. Excludes accelerated vesting for a qualifying termination following a change-in-control under our equity award documents, as described below.
(3)The amounts in these columns are based on the officer’s 2023 base salary at the rate in effect at year-end.
(4)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 12-month period.
(5)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 24-month period.
Equity Vesting Acceleration
Pursuant to the 2020 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. All RSU awards granted to our named executive officers are also subject to double-trigger accelerated vesting in connection with a change-in-control of Equinix, pursuant to which, if equity awards are assumed, named executive officers’ awards have the following provisions:
•If the named executive officer’s employment is terminated without cause within 12 months after a change-in-control or in the event of a voluntary resignation for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control, provided that any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.
•In the event of a change-in-control before the end of the performance period of the RSU awards based on financial performance, each such award shall no longer be dependent on achievement of the financial performance goals, but shall instead convert to a service-based award with 50% of the target number of RSUs under the award vesting on Feb. 15 of the following year and 25% vesting on each Feb. 15 thereafter.
•Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change-in-control based on performance for a shortened period ending before the change-in-control, but subject to service-based vesting through the end of the original performance period.

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•RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of performance RSUs, that the RSUs have been earned based on actual performance results, as certified by the Board or a committee thereof.
The following definitions apply to our named executive officers’ equity awards:
•a “change-in-control” includes:
◦a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;
◦a sale of all or substantially all of our assets;
◦a proxy contest that results in the replacement of more than half of our directors over a 24-month period; or
◦an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.
The definitions of “cause” and “good reason” for purposes of the RSUs are generally the same as in the severance agreements described above.
The following table estimates the value of the potential vesting acceleration of equity awards for each named executive officer in connection with a change-in-control of Equinix or qualifying termination of employment following a change-in-control. We have assumed for this purpose that both the change-in-control and termination of employment occurred on Dec. 31, 2023, the last business day of our last fiscal year.

Name	Vesting Upon Involuntary Termination Following a CIC(1)(2) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a CIC(1)(2) ($)

Charles Meyers	57,236,292	57,236,292
Keith Taylor	24,470,568	24,470,568
Mike Campbell	16,821,524	16,821,524
Scott Crenshaw	12,343,177	12,343,177
Brandi Galvin Morandi	16,596,519	16,596,519
(1)“CIC” means a change-in-control of Equinix.
(2)The value was calculated by multiplying the number of unvested awards as of Dec. 31, 2023, by $805.39, which was the closing price of Equinix’s common stock on Dec. 29, 2023, the last trading day of the year. For awards subject to meeting revenue, digital services revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2023, the calculation of the unvested portion reflects the actual performance for such year at 82% of the target level. For awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2023, assumes the actual performance for such award at 84.44% of the target award. For awards subject to meeting relative TSR goals for the three-year periods ending Dec. 31, 2024, and Dec. 31, 2025, assumes the maximum amount would have been earned based on a shortened performance period ending Dec. 31, 2023, if a change-in-control had occurred at such time.

Compensation policies and practices risk assessment
We conducted a risk assessment of our compensation programs and presented the results to our Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee considered the findings of the assessment and agreed with management’s conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:

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•Overall mix of short- and long-term incentives, as well as a mix of fixed and variable compensation.
•Base pay is fixed, and we consider the overall range of the market data, as well as the alignment of the position in the overall market to the actual role and responsibilities, when setting base pay for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. We conduct an annual market analysis and alignment of base pay levels to help meet this objective. Individual performance is also considered in setting base pay.
•Short-term incentive compensation is earned under our annual incentive plan, which in 2024 will be funded based upon our performance against equally weighted revenue and AFFO/Share targets. Equinix has also included the Strategic Modifier in the 2024 plan for leaders at the VP level and above, including executive officers. Such Strategic Modifier is based on (1) revenue in our digital services business and (2) progress toward ESG objectives across the areas of renewable energy coverage, energy efficiency, climate strategy, water usage and increasing racial and gender diversity in our workforce. Equinix believes the Strategic Modifier supports and aligns executive compensation with key Equinix priorities. For 2024, short-term incentive compensation paid to our executives will be earned in the form of fully vested RSUs. We mitigate the risk of manipulation of financial results through a combination of our internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts can be modified for individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.
•Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with service-based vesting. For executives, RSUs are granted with both performance- and service-based vesting elements. These awards comprise the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards, and award sizes are capped. For 2024, the performance elements for 47% of an executive’s annual RSU grant at target consist of revenue and AFFO/Share achievement targets. Our use of both revenue and profit metrics helps ensure that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by our internal controls. If the targets are met, the awards continue to vest over two years, offsetting the risk of short-term decision-making. The performance element for 20% of the RSUs at target consists of TSR achievement over a three-year period. If the three-year target is met, the awards vest fully, offsetting the risk of short-term decision-making and aligning the interests of executives with stockholders. The remaining 33% of the RSUs at target vest based on service only to align Equinix’s executive compensation program more closely to market practice.
•In 2024, the stock ownership guidelines for our chief executive officer and his executive staff were increased. The target ownership level for our chief executive officer is now six times annual salary; for all others the target ownership level is three times their respective annual salary.
•In 2016, the Talent, Culture and Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by Section 16 of the Exchange Act). Further, effective as of December 1, 2023, the Talent, Culture and Compensation Committee adopted a new Compensation Recoupment Policy replacing the previous policy to comply with Rule 10D-1 of the Exchange Act, entitled “Listing Standards for Recovery of Erroneously Awarded Compensation” and NASDAQ’s listing standard in response thereto.
•We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts.
•Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.
•The Talent, Culture and Compensation Committee, comprised solely of independent members of the Board, approves all compensation for executives in its discretion. The Talent, Culture and Compensation Committee is advised by an independent consultant.

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Talent, Culture and Compensation Committee interlocks and insider participation

During the 2023 fiscal year, Mr. Lyons, Ms. Caldwell, Mr. Patel, and Ms. Rivera served as members of our Talent, Culture and Compensation Committee. None of the members was an officer or employee of Equinix nor did any executive officer of Equinix serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Talent, Culture and Compensation Committee of Equinix.

Equity compensation plan information
The following table provides information as of Dec. 31, 2023, with respect to shares of our common stock issuable under our existing equity compensation plan:

	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	B Weighted average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A (#)

Equity compensation plans approved by security holders	1,551,597(1)	0.0000(2)	6,323,272(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,551,597	—	6,323,272
(1)Unissued shares subject to outstanding RSUs.
(2)The weighted-average exercise price takes into account 1,551,597 shares under our approved plan issuable upon vesting of outstanding RSUs which have no exercise price.
(3)Includes 2,345,263 shares available for future issuance under the 2004 Employee Stock Purchase Plan.

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CEO to median employee pay ratio
Our CEO to Median Employee pay ratio is approximately 206:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.
We identified the employee with compensation at the median of the annual total compensation of all of our employees (the “Median Employee”) by examining the calendar year total cash compensation between Jan. 1, 2023 and Dec. 31, 2023 (using Dec. 15, 2023 as the “Median Employee Determination Date”), including salary or wages plus overtime and any cash incentive compensation paid during 2023, for generally all individuals, excluding our chief executive officer, who were employed by us (including our consolidated subsidiaries) on the Median Employee Determination Date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis exemption” as described below.
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on Dec. 31, 2023.
For employees on a leave of absence, we calculated compensation on an annualized basis. For employees hired between Jan. 1, 2023, and the Median Employee Determination Date, we calculated their salary or wages as if they had been employed for the entire measurement period.
The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees.
Our total number of employees, including U.S. and non-U.S. employees, and including employees hired through a business combination or acquisition, was 13,240 on the Median Employee Determination Date, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the Median Employee, we used the de minimis exemption to exclude the following approximate numbers of employees who are employed in the following countries: Bulgaria (23 employees), China (143 employees), Colombia (75 employees), Côte d'Ivoire (9 employees), Ghana (33 employees), Malaysia (12 employees), Mexico (92 employees), Oman (12 employees), Peru (15 employees), Philippines (95 employees), Portugal (31 employees), South Africa (2 employees) and Turkey (34 employees).
After identifying the Median Employee based on the methodology above, we calculated annual total compensation for such Median Employee using the same methodology we use to calculate the amount reported for our named executive officers in the “Total” column of the 2023 Summary Compensation Table, set forth elsewhere in this proxy statement.
As disclosed in the 2023 Summary Compensation Table, the annual total compensation for fiscal year 2023 for our chief executive officer was $23,927,452. The annual total compensation for the Median Employee for fiscal year 2023 was $115,896. The resulting ratio of our chief executive officer annual total compensation to the annual total compensation of our Median Employee for fiscal year 2023 is approximately 206:1.

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Pay versus performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of Equinix.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7) ($)	AFFO/Share (non-GAAP)(8) ($)	Supplemental Financial Performance Measure: Revenue(9) ($)

					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)

2023	23,927,452	33,348,387	8,625,580	7,543,407	147.75	109.95	968,980	32.11	8,188
2022	22,282,928	12,613,714	8,315,931	5,927,330	117.82	98.62	704,577	29.55	7,263
2021	23,248,193	33,570,911	6,991,224	10,013,447	149.41	131.68	500,191	27.11	6,636
2020	25,836,268	33,284,734	7,522,729	10,302,386	124.23	94.14	369,777	24.76	5,999
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Meyers who served as our chief executive officer and president for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). For additional information, please refer to the section of this proxy statement titled “Executive compensation tables and related information — Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Meyers, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Meyers’ total compensation as reported in the SCT for each year to determine the compensation actually paid to Mr. Meyers:

Year	SCT Total for CEO ($)	Value of Equity Awards Reported in SCT(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to CEO(c) ($)

2023	23,927,452	22,821,961	32,242,896	33,348,387
2022	22,282,928	21,145,956	11,476,742	12,613,714
2021	23,248,193	22,150,441	32,473,159	33,570,911
2020	25,836,268	24,748,074	32,196,540	33,284,734
(a)The amounts shown in this column reflect the total grant date fair value of equity awards granted to Mr. Meyers for the applicable year reported in the “Stock Awards” column of the SCT.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) for any awards granted in the applicable year that are outstanding and unvested as of the end of the year, the year-end fair value of those awards; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the applicable year, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of those awards; (iii) for any awards that were granted and became vested in the same applicable year, the fair value of those awards as of the vesting date; (iv) for any awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value of those awards as of the vesting date (from the end of the prior fiscal year); (v) for any awards granted in prior years that failed to meet the applicable vesting conditions during the applicable year by being below target shares granted, a deduction for the amount equal to the fair value of those awards as of the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over- Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2023	24,543,129	4,485,873	—	2,357,679	—	856,215	32,242,896
2022	22,020,915	(7,279,443)	—	(4,036,337)	—	771,607	11,476,742
2021	26,697,460	5,050,791	—	(178,945)	—	903,852	32,473,159
2020	25,440,598	4,828,550	522,848	780,791	—	623,754	32,196,540
(c)The amount shown for each applicable year is calculated as (i) the amount shown in the “SCT Total for CEO” column, less (ii) the amount shown in the “Value of Equity Awards Reported in SCT” column, plus or minus (iii) the amount shown in the “Equity Awards Adjustments” column.
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our named executive officers as a group (excluding Mr. Meyers) (the “Non-CEO Named Executive Officers”) for each corresponding year in the “Total” column of the SCT in each applicable year. The names of each of the Non-CEO Named Executive Officers included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Keith Taylor, Mike Campbell, Scott Crenshaw, Brandi Galvin Morandi and Karl Strohmeyer, (ii) for 2022, Keith Taylor, Scott Crenshaw, Brandi Galvin Morandi, and Karl Strohmeyer, (iii) for 2021, Keith Taylor, Sara Baack, Mike Campbell, Brandi Galvin Morandi and Karl Strohmeyer, and (iv) for 2020, Keith Taylor, Sara Baack, Brandi Galvin Morandi and Karl Strohmeyer.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-CEO Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the Non-CEO Named Executive Officers as a group based on the SCT for each year to determine the compensation actually paid, using the same methodology described above in footnote 2 but as applied to the Non-CEO Named Executive Officers as a group:

Year	Average SCT Total for Non-CEO Named Executive Officers ($)	Average Value of Equity Awards Reported in SCT ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)

2023	8,625,580	8,020,687	6,938,514	7,543,407
2022	8,315,931	7,760,856	5,372,255	5,927,330
2021	6,991,224	6,389,618	9,411,841	10,013,447
2020	7,522,729	6,911,006	9,690,663	10,302,386
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

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Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over- Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over- Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2023	6,682,151	1,053,116	—	642,534	(1,657,839)	218,552	6,938,514
2022	7,871,911	(1,672,389)	—	(1,036,970)	—	209,703	5,372,255
2021	7,672,979	1,598,103	—	(124,870)	—	265,629	9,411,841
2020	7,114,378	1,997,780	110,177	249,549	—	218,779	9,690,663
(5)Total Shareholder Return is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Peer Group Total Shareholder Return represents the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: FTSE NAREIT All REITs Index.
(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)Equinix uses Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), which are non-GAAP financial measures commonly used in the real estate investment trust (“REIT”) industry. FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts. FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures’ and non-controlling interests’ share of these items. AFFO represents FFO excluding depreciation and amortization expense on non-real estate assets, accretion, stock- based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax, and adjustments from FFO to AFFO for unconsolidated joint ventures’ and noncontrolling interests’ share of these items. For additional definitions of non-GAAP terms and a detailed reconciliation between non-GAAP financial results and the corresponding GAAP measures, please refer to Appendix A.
(9)The dollar amounts reported represent the amount of revenue reflected in our audited financial statements for the applicable year.

FINANCIAL PERFORMANCE MEASURES TABULAR LIST
The three items listed below represent the most important metrics we used to determine compensation actually paid for 2023 as further described in “Compensation discussion and analysis” herein:
•AFFO/Share
•Revenue
•Total Shareholder Return

EQUINIX 2024 PROXY STATEMENT	Compensation / 82
DESCRIPTION OF RELATIONSHIPS BETWEEN MEASURES IN PAY VERSUS PERFORMANCE TABLE
The “compensation actually paid,” as required by Item 402(v) of Regulation S-K, reflects adjustments to the fair value of unvested and vested equity awards during the years shown in the Pay Versus Performance Table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts earned by or paid to our chief executive officer or other named executive officers during the applicable year. Compensation actually paid generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our Talent, Culture and Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020, 2021 and 2022.
Below are graphs showing the relationship of our TSR compared to the TSR of our peer group, the FTSE NAREIT All REITs Index, as well as the relationship of the “compensation actually paid” to our chief executive officer and other named executive officers in 2020, 2021, 2022 and 2023 to (1) the TSR of our common stock, (2) our net income, (3) our AFFO/Share and (4) our revenue.
TSR: EQUINIX VERSUS FTSE NAREIT ALL REITS INDEX
As shown in the chart below, our three-year cumulative TSR exceeds the TSR for companies included in our peer group index, primarily due to our stock performance during this period.

EQUINIX 2024 PROXY STATEMENT	Compensation / 83
COMPENSATION ACTUALLY PAID VERSUS TSR
As shown in the chart below, the CEO and other named executive officers’ compensation actually paid amounts are generally aligned with our TSR.
COMPENSATION ACTUALLY PAID VERSUS NET INCOME
The chart below shows the relationship between the CEO and other named executive officers’ compensation actually paid and net income.

EQUINIX 2024 PROXY STATEMENT	Compensation / 84
COMPENSATION ACTUALLY PAID VERSUS COMPANY-SELECTED MEASURE (“CSM”)
The chart below compares the CEO and other named executive officers’ compensation actually paid to AFFO/Share (non-GAAP), which is our CSM.

SUPPLEMENTAL: COMPENSATION ACTUALLY PAID VERSUS REVENUE
The chart below compares the CEO and other named executive officers’ compensation actually paid to our supplemental financial measure, revenue.

EQUINIX 2024 PROXY STATEMENT	Audit / 85

Audit

Proposal 4 — Ratification of independent registered public accountants
Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2024. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.
If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.
Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.
PricewaterhouseCoopers has audited Equinix’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers for the years ended Dec. 31, 2023 and 2022 were:

	Dec. 31, 2023 ($)	Dec. 31, 2022 ($)

Audit	9,090,000	10,300,000
Audit related	367,000	560,000
Tax	6,000	30,000
All other	9,000	9,000
Total	9,472,000	10,899,000

Audit fees for the years ended Dec. 31, 2023 and 2022, were for professional services rendered for the audits and reviews of the consolidated financial statements of Equinix and the financial statements of certain of its subsidiaries, including the impact of Equinix’s acquisitions, as well as accounting services related to public financings and review of documents filed with the SEC during both years.
The Audit-related fees for the years ended Dec. 31, 2023 and 2022, were for implementation assessment services in connection with the implementation of Equinix’s new Oracle Cloud Enterprise Resource Planning (“ERP”) and Enterprise Performance Management (“EPM”) systems and for attest procedures in connection with an Outsource Service
Provider Audit of the allocation of proceeds related to green bond offerings, which were each present in both years.
The Tax fees for the years ended Dec. 31, 2023, and 2022, were for professional services rendered to meet certain tax-related regulatory requirements in both years.
All other fees for the years ended Dec. 31, 2023 and 2022, were for licensed software tools used for financial reporting in both years.

The Board unanimously recommends a vote “FOR” proposal 4.

EQUINIX 2024 PROXY STATEMENT	Audit / 86
Report of the Audit Committee of the Board of Directors
While Equinix’s management has primary responsibility for preparing Equinix’s financial statements and maintaining Equinix’s financial reporting process, the Audit Committee serves as the representative of the Board for general oversight of Equinix’s financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee also provides counsel to management and the independent registered public accounting firm, PricewaterhouseCoopers, on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix’s internal control over financial reporting based on an integrated audit.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval describes the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Additionally, on a quarterly basis, the Audit Committee reviews with management and the independent registered public accounting firm Equinix’s audited financial statements or unaudited interim financial statements and the related earnings announcement before their public release, and receives updates on, among other things, accounting policy and estimate changes, implementation of new accounting standards, significant or unusual accounting transactions and significant estimates.
The Audit Committee also oversees the responsibilities, budget, staffing and effectiveness of Equinix’s internal audit function, called Business Assurance Services (“BAS”), and the head of BAS reports directly to the Audit Committee.
While the Nominating and Governance Committee has primary responsibility for risk oversight at the Board level, the Audit Committee also plays a role in overseeing Equinix’s exposure to risk as described in “Board Risk Oversight” elsewhere in this proxy statement.
The Audit Committee has the opportunity to meet in a private session every meeting with each of (i) the independent registered public accounting firm, (ii) Equinix’s head of BAS and (iii) management.
In Jan. 2023, Mr. Olinger joined the Audit Committee and Mr. Lyons departed from the Audit Committee.
Mr. Paisley is the Audit Committee’s chairperson and both Mr. Paisley and Mr. Olinger are considered financial experts. The Audit Committee held nine meetings during the last fiscal year.
In this context, the Audit Committee hereby reports as follows:
(a)The Audit Committee has reviewed and discussed the audited financial statements with Equinix’s management and the independent registered public accounting firm.
(b)The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.
(c)The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board. The letter concerns the independent auditors’ communications with the Audit Committee about the registered accounting firm’s independence, which the committee has discussed with the firm.

EQUINIX 2024 PROXY STATEMENT	Audit / 87
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix’s Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2023, for filing with the SEC. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm.
Each of the members of the Audit Committee is independent as such term is defined under the rules of the SEC and the listing standards of the NASDAQ Stock Market.
The Audit Committee:
Christopher Paisley, Chairperson
Thomas Olinger
Fidelma Russo

EQUINIX 2024 PROXY STATEMENT	Additional Information / 88

Additional Information

Voting Information and Attending the Meeting
ATTENDING THE ANNUAL MEETING
This year’s Annual Meeting will be a completely virtual meeting of stockholders as it was in 2023. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/EQIX2024 on May 23, 2024, at 9:00 a.m. PDT. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. We intend to reevaluate whether an in-person annual meeting is appropriate again in 2025.
You are entitled to participate in the Annual Meeting only if you were a stockholder of the company as of the close of business on Mar. 26, 2024, or if you hold a valid proxy for the Annual Meeting.

You will be able to participate meaningfully. You may submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EQIX2024. You will also be able to vote your shares online by attending the Annual Meeting.
Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
The Annual Meeting will begin promptly at 9:00 a.m. PDT and online registration will open at 8:45 a.m. PDT. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process.
VOTING COMMON STOCK
On each matter to be voted upon, you have one vote for each share of common stock you own as of Mar. 26, 2024.
QUALIFYING TO VOTE
Only stockholders of record at the close of business on Mar. 26, 2024, will be entitled to vote at the Annual Meeting. On this record date, there were 94,904,205 shares of common stock outstanding and entitled to vote.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on Mar. 26, 2024, your shares were registered directly in your name with Equinix’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the virtual Annual Meeting or vote by proxy.
Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on Mar. 26, 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization.
The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting by following the instructions above regarding attendance at the Annual Meeting.

EQUINIX 2024 PROXY STATEMENT	Additional Information / 89
WAYS TO VOTE
On the matters to be voted on, including the nominees to the Board, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online if you have already voted by proxy.
(1)To vote during the virtual Annual Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual meeting.
(2)To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
(3)To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) +1.800.690.6903 using a touchtone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.
(4)To vote on the internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote online during the Annual
Meeting, you must follow the instructions above regarding beneficial owner attendance at the Annual Meeting. If you chose to obtain a valid proxy card from your broker, bank or other agent, follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW VOTES ARE COUNTED
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients).
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a

EQUINIX 2024 PROXY STATEMENT	Additional Information / 90
“nondiscretionary” matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2024), but not for the other proposals, including the election of directors.
Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals, abstentions have the same effect as “Against” votes. Broker nonvotes have no effect and will not be counted toward the vote total for the election of directors or for Proposals 2 or 3. Abstentions and broker nonvotes will be counted in determining whether there is a quorum.

VOTES NEEDED TO APPROVE EACH MATTER
(1)To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee). If any nominee for director receives a greater number of votes “Against” his or her election than votes “For” such election, our bylaws require that such person must immediately tender his or her resignation to the Board following certification of the vote.
(2)To be approved on an advisory non binding basis, Proposal 2, the compensation of our named executive officers, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.
(3)To be approved, Proposal 3, the amendment of the Plan, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy .
(4)To be approved, Proposal 4, the ratification of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2024, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

RECEIPT OF MORE THAN ONE PROXY CARD
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

RETURNING A BLANK PROXY
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the compensation of our named executive officers, “For” the Plan proposal, and “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2024.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

REVOKING A PROXY
You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
(1)You may submit another properly completed proxy card with a later date.

EQUINIX 2024 PROXY STATEMENT	Additional Information / 91
(2)You may send a written notice that you are revoking your proxy to Equinix’s corporate secretary at One Lagoon Drive, Redwood City, CA 94065.
(3)You may attend the virtual Annual Meeting and vote online during the meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy.

PROXY SOLICITATION
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $30,000 in total. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, D.F. King & Co., Inc. at +1.866.207.2356.

QUORUM REQUIREMENT
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 94,904,205 shares outstanding and entitled to vote. Thus, 47,452,103 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy card or vote at the virtual Annual Meeting.
Abstentions and broker nonvotes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

ANNUAL MEETING VOTING RESULTS
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS
This year, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. We mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders. The Notice contains instructions about how to access the proxy materials over the internet or request a printed copy of the materials, and for voting over the internet or phone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our environmental impact, and to reduce the costs associated with the printing and mailing of materials.
This proxy statement and Equinix’s annual report on Form 10-K are available online at:
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
This website address is included for reference only. The information contained on the Equinix website is not incorporated by reference into this proxy statement.

EQUINIX 2024 PROXY STATEMENT	Additional Information / 92
Delivery of documents to stockholders sharing an address
A number of brokers with account holders who are stockholders of Equinix will be “householding” Equinix’s proxy materials. A single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at +1.650.598.6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder proposals for 2025 annual meeting
Stockholders who intend to have a proposal considered for inclusion in Equinix’s proxy materials for presentation at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than Dec. 13, 2024. Pursuant to Rule 14a-4(c) of the Exchange Act and Equinix’s Amended and Restated Bylaws, stockholders who intend to present a proposal at the 2025 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than Jan. 23, 2025, and not later than 5 p.m. Pacific Standard Time on Feb. 22, 2025, so long as the 2025 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from May 23, 2025 (the anniversary date of the prior year’s annual meeting). If Equinix does not receive notification of the proposal within that time frame, it will be considered untimely, and we will not be required to present it at the 2025 Annual Meeting.
In addition to satisfying the requirements under Equinix’s Amended and Restated Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than Equinix’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.
All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: corporate secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the SEC or our bylaws.

EQUINIX 2024 PROXY STATEMENT	Additional Information / 93
Other matters
The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
Equinix will mail without charge, upon written request, a copy of Equinix’s annual report on Form 10-K for the fiscal year ended Dec. 31, 2023. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: Investor Relations.
BY ORDER OF THE BOARD OF DIRECTORS,
Peter Van Camp
Executive Chairman

Whether or not you plan to attend the virtual Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) or follow the instructions above to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by voting online at the meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions above about attending the meeting as a beneficial owner.
Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / A-1
APPENDIX A

Non-GAAP Financial Measures
We have disclosed in this Proxy Statement a financial measure not in accordance with generally accepted accounting principles ("GAAP"). This non-GAAP measure is not an alternative for a measure prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. This measure should be considered in addition to financial measures prepared in accordance with GAAP but not as a substitute for, or superior to, GAAP results. This non-GAAP measure is used by management to assess our financial performance and as a measurement of our performance for certain incentive compensation purposes.
The Talent, Culture and Compensation Committee used AFFO/Share as a pre-established performance goal under the annual incentive plan for fiscal 2021, 2022 and 2023 and under certain of the fiscal 2021, 2022 and 2023 PSU awards.
Reconciliations of Non-GAAP Financial Measures
FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts. FFO represents net income (loss), excluding gain (loss) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.
In presenting AFFO, we exclude certain items that we believe are not good indicators of our current or future operating performance. AFFO represents FFO excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain (loss) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax, and adjustments from FFO to AFFO for unconsolidated joint ventures' and noncontrolling interests' share of these items. The adjustments for installation revenue, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. We exclude the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with debt financings that have no current or future cash obligations. We exclude gain (loss) on debt extinguishment since it generally represents the write-off of initial costs incurred in connection with debt financings or a cost that is incurred to reduce future interest costs and is not a good indicator of our current or future operating performance. We include an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances, uncertain tax positions and deferred taxes that do not relate to the current period's operations. We deduct recurring capital expenditures, which represent expenditures to extend the useful life of IBX data centers or other assets that are required to support current revenues. We also exclude net income (loss) from discontinued operations, net of tax, which represents results that may not recur and are not a good indicator of our current or future operating performance.
The following tables present reconciliations of our most comparable GAAP measures to our non-GAAP measures presented:

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / A-2

(unaudited and in thousands, except per share amounts)	Years Ended December 31,
	2023	2022	2021
Net income	$968,980	$704,577	$499,728
Net (income) loss attributable to non-controlling interests	198	(232)	463
Net income attributable to common shareholders	969,178	704,345	500,191
Adjustments:
Real estate depreciation	1,141,861	1,104,787	1,073,148
(Gain) loss on disposition of real estate property	1,898	7,134	(6,439)
Adjustments for FFO from unconsolidated joint ventures	17,040	10,068	6,097
FFO attributable to common shareholders	$2,129,977	$1,826,334	$1,572,997
Adjustments:
Installation revenue adjustment	3,910	17,745	27,928
Straight-line rent expense adjustment	12,164	16,263	9,677
Contract cost adjustment	(46,601)	(52,888)	(63,064)
Amortization of deferred financing costs and debt discounts and premiums	18,719	17,826	17,135
Stock-based compensation expense	407,536	403,983	363,774
Stock-based charitable contributions	2,543	49,013	—
Non-real estate depreciation expense	494,214	426,666	377,658
Amortization expense	209,063	204,755	205,484
Accretion expense adjustment	(1,473)	3,166	4,234
Recurring capital expenditures	(218,287)	(188,885)	(199,089)
(Gain) loss on debt extinguishment	35	(327)	115,125
Transaction costs	12,412	21,839	22,769
Impairment charges (1)	1,518	1,815	31,847
Income tax benefit adjustment (1)	(12,133)	(31,165)	(38,505)
Adjustments for AFFO from unconsolidated joint ventures	4,921	(2,262)	3,259
AFFO attributable to common shareholders	$3,018,518	$2,713,878	$2,451,229
(1)Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax benefit adjustment line on the table above.

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / A-3

(unaudited and in thousands, except per share amounts)	Years Ended December 31,
	2023	2022	2021
AFFO attributable to common shareholders - Diluted	$3,018,518	$2,713,878	$2,451,229

AFFO per share
Basic	$32.24	$29.64	$27.31
Diluted	$32.11	$29.55	$27.11

Weighted average shares outstanding - diluted (1)	94,009	91,828	90,409

(1) Reconciliation of weighted-average shares outstanding used in the calculation of diluted AFFO per share:

Weighted average shares outstanding - basic	93,615	91,569	89,772
Effect of dilutive securities:
Employee equity awards	394	259	637
Weighted average shares outstanding - diluted	94,009	91,828	90,409

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-1
APPENDIX B
Equinix, Inc.
2004 Employee Stock Purchase Plan

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan to be effective as of June 3, 2004. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other permitted contributions. The Company intends for Offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code (each, a “Non-423 Offering”).

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, (iii) determine the terms and conditions of any right to purchase shares of Stock under the Plan and amend an outstanding right to purchase shares of Stock, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and (v) make all other policy decisions and determinations and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to facilitate participation in the Plan by Eligible Employees in different jurisdictions and/or to take advantage of tax-qualified treatment for the Plan that may be available in certain jurisdictions, as further set forth in Section 2(c) below. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions in which the Plan is offered, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering, and rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates that vary with applicable local requirements.

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-2

(d) Delegation. To the extent not prohibited by applicable law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 2(d).

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods.

(i) Offering Periods. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. Such Offering Periods shall consist of the 24-month periods commencing on each February 15 and August 15 or such other periods or dates selected from time to time by the Committee.

(ii) Additional Offering Periods. At the discretion of the Committee, additional Offering Periods may be conducted under the Plan. The Committee shall determine the commencement and duration of each Offering Period, and Offering Periods may be consecutive or overlapping.

(iii) Section 423 Offerings and Non-423 Offerings. Subject to Section 16(o), the Committee, in its discretion, will determine whether a Participating Company will participate in Section 423 Offering or a Non-423 Offering, provided that in no event may a Participating Company simultaneously participate in a Section 423 Offering and a Non-423 Offering. The terms and conditions of any Offering shall be those set forth in this Plan document, provided that (A) in the case of a Section 423 offering, such terms are consistent with the requirements for qualification under Section 423 of the Code, and (B) in the case of a Non-423 Offering, such terms may include any changes or additional features as the Committee determines necessary to comply with local law.

(iv) Separate Offerings. Each Offering conducted under the Plan is intended to constitute a separate “offering” for purposes of Section 423 of the Code.

(v) Equal Rights and Privileges. All participants in any Section 423 Offering shall have the same rights and privileges with respect to their participation in such Offering in accordance with Section 423 of the Code and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Section 423(b)(5) of the Code. The foregoing requirements do not apply under any Non-423 Offering.

(b) Accumulation Periods. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each February 15 and August 15 or such other periods or dates selected from time to time by the Committee. If additional Offering Periods are conducted, the Committee shall determine the Accumulation Periods applicable to such Offering Periods.

(c) Enrollment. Any individual who, on the seventh calendar day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The Committee may require the completion of any alternative period of eligibility service for all Eligible Employees in an

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-3
Offering prior to the start of any Offering Period; provided that for any Section 423 Offering, such period shall not exceed two years. The enrollment form shall be completed via the online enrollment process with the Company’s designated Plan broker or, if required by applicable law as determined by the Company in its sole discretion, by completing and submitting an enrollment form to the Company at the prescribed location not later than 10 business days prior to the commencement of such Offering Period, except that the Company may announce a deadline that is less than 10 business days prior to the commencement of an Offering Period.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii) Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Contributions. Contributions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Contributions. An Eligible Employee shall designate on the enrollment form his or her Contributions in whole percentages from 1% to 15% or such other maximum Contribution rate as may be established by the Committee.

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-4
(c) Changing Contribution Rate. Subject to Subsection (d) below, if a Participant wishes to change the rate of Contribution, he or she may do so by filing a new enrollment form with the Company’s designated Plan broker via the online enrollment process or, if required by applicable law as determined by the Company in its sole discretion, by completing and submitting an enrollment form to the Company at the prescribed location at any time. The new Contribution rate shall be effective as soon as reasonably practicable after the Company has received such form. The new Contribution rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15% or such other maximum Contribution rate as may be established by the Committee. A Participant may only increase his or her Contribution rate during an open enrollment window.

(d) Limit on Number of Elections. No Participant shall make more than two elections under Subsection (c) above during any Accumulation Period or such lesser or greater number of elections as may be permitted by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, a Participant may not increase his or her Contribution rate to take effect during an Accumulation Period; any increase in the rate of a Participant’s Contributions may take effect only as of the start of a new Accumulation Period under the Plan or as otherwise determined by the Committee.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company’s designated Plan broker via the online enrollment process or by completing and submitting such form to the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a)Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a).

(b)Transfer of Employment. Unless otherwise determined by the Committee, a transfer from one Participating Company to another shall not be treated as a termination of employment, provided that both Participating Companies are then participating in a Section 423 Offering or in a Non-423 Offering.

(c)Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d)Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate, subject to compliance with applicable laws. Such form shall be

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-5
valid only if it was filed with the Company at the prescribed location before the Participant’s death and subject to applicable laws.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be that price determined by the Committee and announced prior to the first business day of an Offering Period and shall not be less than the lower of:

(i) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

(ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)).

(c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock (or such lesser number announced by the Committee prior to the start of an Offering Period) with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her (electronically, unless the Company determines to issue shares of Stock in certificated form) as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee, and/or may establish procedures to permit tracking of dispositions of such shares.

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company to satisfy all Tax-Related Items that arise in connection with the Plan. Without limitation to the foregoing, at the direction of the Company or its

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-6
respective agent, the Company or its agent may satisfy all withholding obligations, if any, in with regard to all Tax Related-Item by (i) withholding from the Participant's salary or any other cash payment due to the Participant from the Company or any Participating Company, (ii) withholding from the proceeds of the sale of shares of Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, (iii) any other method deemed acceptable by the Committee. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g) Unused Cash Balances. Unless otherwise determined by the Committee, any amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no additional rights to purchase shares of Stock shall be granted under the Plan after June 3, 2024 unless and until the Company’s stockholders have approved the Plan, as amended by the Board on April 10, 2024.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, and unless otherwise determined by the Committee for a Non-423 Offering, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit which shall be interpreted and applied in a manner consistent with Code Section 423(b)(8):

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-7
of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution, and subject to compliance with applicable laws. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12. COMPLIANCE WITH LEGAL Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and any other securities laws, exchange control laws and other laws applicable to the Plan. If on the last day of an Accumulation Period, the Plan or an Offering thereunder is not in such compliance with applicable laws, no rights granted under the Plan, or as applicable, such

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-8
Offering, will be exercised on such date, and, subject to Section 423 of the Code with respect to any Section 423 Offering, the purchase date will be delayed until the Plan, or as applicable, the Offering, is in material compliance, except that the purchase date will in no event be more than 27 months from the first day of the Offering Period. If, on the last day of an Accumulation Period, as delayed to the maximum extent permissible, the Plan, or as applicable, the Offering, is not in material compliance with all applicable laws, as determined by the Company in its sole discretion, no rights granted under the Plan, or as applicable, such Offering, will be exercised and all accumulated but unused Contributions will be distributed to the applicable Participants without interest.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available in the aggregate for purchase under the Plan from and after May 23, 2024 shall be the number of shares previously approved by stockholders and available as of such date, which is 2,261,616 shares (subject to adjustment pursuant to this Section 13). For avoidance of doubt, up to the maximum number of shares of Stock reserved under this Section 13(a) may be used to satisfy purchases of shares of Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Stock may be used to satisfy purchases of Shares of Stock under Non-423 Offerings.

(b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 2,500‑share limitation described in Section 7(c), the share limitation described in Section 13(a) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (including a mixed-stock-and-cash dividend treated as a distribution of property to which Section 301 of the Code applies), any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a subsidiary to the Company’s stockholders or a similar event, in each case to the extent above and beyond normal cash dividends or amounts in substitution therefor.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization or at such earlier date as may be prescribed by the Committee, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. CODE SECTION 409A; TAX QUALIFICATION.

(a)Code Section 409. Rights to purchase shares of Stock granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase shares of Stock granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-9
409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase shares of Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Stock under the Plan is compliant with Section 409A of the Code.

(b)Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Stock for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 14(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

SECTION 15. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice or consent of the Participants. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant's Plan Account will be equitably applied to the purchase of Stock then available for sale, and any remaining amounts will be refunded to the Participants, without interest. The Company’s Chief Executive Officer may also amend the Plan to the extent allowable under applicable law to effect non-material amendments. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 16. DEFINITIONS.

(a)“Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

(b)“Board” means the Board of Directors of the Company, as constituted from time to time.

(c)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)“Committee” means a committee of the Board, as described in Section 2.

(e)“Company” means Equinix, Inc., a Delaware corporation.

(f)“Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-10
received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation. Further, the Committee shall have the discretion to determine the application of this definition to Participants outside the United States.

(g)“Contributions” means the amount of Compensation contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make toward the purchase of Stock under the Plan (including, but not limited to, contributions made by a Participant in the event that payroll deductions are not permissible or problematic under applicable law).

(h)“Corporate Reorganization” means:

i.The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

ii.The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(i)“Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for at least 20 hours per week. The foregoing notwithstanding, the Committee may determine prior to the commencement of an Offering Period that the foregoing exclusion on part-time employees shall not apply or to exclude employees whose customary employment is for fewer hours per week or fewer months in a calendar year; provided that such terms are applied in an identical manner to all employees of every Participating Company in each Section 423 Offering. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan. The foregoing notwithstanding, the Committee may, prior to the commencement of an Offering Period, (A) provide for such other limitations on eligibility as permitted under Section 423(b)(4) of the Code, which restrictions shall be applied in an identical manner to all employees of every Participating Company in each applicable Section 423 Offering, and/or (B) provide for any other restrictions on eligibility for Non-423 Offering.

(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)“Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If the Stock was traded on The Nasdaq Global Select Market on the date in question, then the Fair Market Value shall be equal to the closing price quoted for such date by such Market;

(ii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

EQUINIX 2024 PROXY STATEMENT	Appendix Materials / B-11
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

The determination of fair market value for purposes of withholding or reporting of Tax-Related Items may be made in the Committee's discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(a)“Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Stock under the Plan during an Offering Period.

(b)“Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a), provided that an Offering Period shall in no event be longer than 27 months.

(c)“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(d)“Participating Company” means (i) the Company, (ii) each present or future Subsidiary designated by the Committee as a Participating Company and, solely with respect to participation in a Non-423 Offering hereunder, (iii) any entity that is directly or indirectly controlled by the Company and designated by the Committee as a Participating Company.

(e)“Plan” means this Equinix, Inc. 2004 Employee Stock Purchase Plan, as it may be amended from time to time.

(f)“Plan Account” means the account established for each Participant pursuant to Section 7(a).

(g)“Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(h)“Stock” means the Common Stock of the Company.

(i)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.

SCAN TO
VIEW MATERIALS & VOTE

EQUINIX, INC.
ONE LAGOON DRIVE
REDWOOD CITY, CA 94065

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EQIX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43533-P09053 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EQUINIX, INC.

The Board of Directors recommends you vote FOR all nominees, and FOR Proposals 2, 3, and 4.

Nominees:	For	Against	Abstain
1a. Nanci Caldwell	☐	☐	☐
1b. Adaire Fox-Martin	☐	☐	☐
1c. Gary Hromadko	☐	☐	☐
1d. Charles Meyers	☐	☐	☐
1e. Thomas Olinger	☐	☐	☐
1f. Christopher Paisley	☐	☐	☐
1g. Jeetu Patel	☐	☐	☐
1h. Sandra Rivera	☐	☐	☐
1i. Fidelma Russo	☐	☐	☐
1j. Peter Van Camp	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

V43534-P09053

EQUINIX, INC.
Annual Meeting of Stockholders
Thursday, May 23, 2024, at 9:00 a.m. PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Charles Meyers and Keith Taylor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Equinix, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 23, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side